 Exhibit 10.1

Subscription Agreement

This SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) is dated as of March 19, 2019 by and between HC Government Realty Trust, Inc., a Maryland corporation (the “Company”), and the undersigned (the “Investor”), and provides as follows:

RECITALS

A.           The Company is offering up to 300,000 shares of its common stock (the “Common Stock”) for an offering price of $10.00 per share with a maximum aggregate offering amount of $3,000,000 (the “Maximum Offering Amount”). The offering of the Common Stock is referred to herein as the (“Offering”).

B.           The Investor wishes to purchase, and the Company wishes to issue and sell to the Investor, on the date hereof 300,000 shares of the Common Stock (the “Acquired Shares”) for aggregate purchase price of $3,000,000 (the “Purchase Price”).

C.           The rights, privileges and obligations pertaining to ownership of shares of the Common Stock are governed by the Company’s Articles of Incorporation, as amended or supplemented (“Charter”) and Amended and Restated Bylaws (“Bylaws”). The Charter and Bylaws are referred to collectively as the “Organic Documents.” Copies of the Charter and Bylaws are attached hereto as Exhibits A-1 and A-2.

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained in this Subscription Agreement, the Company and Investor hereby agree as follows:

1.           Issuance of Common Stock. The Company hereby agrees to issue to Investor, and Investor hereby agrees to acquire the Acquired Shares in exchange and consideration for Investor’s payment of the Purchase Price to the Company. As of the date hereof, upon payment of the Investor’s subscription price, the Company shall promptly issue the Acquired Shares to the Investor in book-entry only format and the Investor’s subscription funds shall be immediately available to the Company for its business purposes.

2.           Payment of Purchase Price. Concurrently with execution and delivery of this Subscription Agreement, Investor shall deliver its Purchase Price to the Company in immediately available funds.

3.           Representations and Warranties of Investor. Investor represents and warrants to the Company that:

(a)           This Subscription Agreement has been duly authorized, executed, and delivered by the Investor and constitutes the Investor’s legal, valid, and binding obligation enforceable in accordance with its respective terms, except as enforceability thereof may be limited by any applicable bankruptcy, reorganization, insolvency or other laws affecting creditors' rights generally or by general principles of equity. The Investor is a corporation, limited liability company, limited partnership or other legal entity that has all requisite power and authority (corporate or otherwise) to execute and deliver this Subscription Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)           The Investor is acquiring the Acquired Shares for the Investor’s own account for investment and not with a view to resale or distribution. The Investor understands that the Acquired Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “1933 Act”), by reason of a specific exemption from the registration provisions of the 1933 Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations and warranties as expressed herein. The Investor has not been formed solely for the purpose of acquiring the Acquired Shares.

(c)           The Investor: (i) has been furnished all agreements, documents, records and books that the Investor has requested relating to an investment in the Acquired Shares; and (ii) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering, the Common Stock, the Company and its business and to obtain such additional information that was otherwise provided, and it has not been furnished any other literature relating to the Offering, the Common Stock, the Company or its business.

(d)           The Investor recognizes (i) that purchase of the Acquired Shares involves a high degree of risk and has taken full cognizance of and understands such risks, (ii) that all information provided by the Company relating to its use of proceeds, and other information which is not of an historical nature represents only the Company’s good faith assessment of its future expenses, revenues, and operations, as applicable, and is based upon assumptions which the Company believes are reasonable, although no assurance exists that such forecasts and assumptions will be fulfilled, and (iii) that the Company has relied on the representations of the Investor as set forth in this Section in determining materiality for purposes of satisfying the disclosure obligations of the Company and in determining the availability of exemptions from registration requirements under federal and state securities laws.

(e)           The Investor fully understands and agrees that the Investor must bear the economic risk of the purchase of the Acquired Shares for an indefinite period of time because, among other reasons, the Acquired Shares have not been registered under the 1933 Act, or the securities laws of any state, and therefore cannot be sold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the 1933 Act and applicable state securities laws or an exemption from such registration is available.

(f)           The Investor (i) can bear the risk of losing the entire investment; (ii) has overall commitments to other investments which are not readily marketable that are not disproportionate to his, her or its net worth and the investment in the Acquired Shares will not cause such overall commitment to become excessive; (iii) has adequate means of providing for current needs and personal contingencies and has no need for liquidity in the investment in the Acquired Shares; and (iv) has sufficient knowledge and experience in financial and business matters such that it is capable, either alone, or together with one or more advisors, of evaluating the risks and merits of investing in the Acquired Shares.

(g)           The Investor has not incurred, and will not incur, directly or indirectly, as a result of any action taken by the Investor, any liability for brokerage or finder’s fees or agent’s commissions or any similar charges in connection with this Subscription Agreement.

(h)           The Investor acknowledges that the Investor must depend entirely upon his, her or its own personal advisors for tax advice concerning an investment in the Company, that the Company has not provided any information on tax matters, and that any information provided to or it by, or on behalf of, the Company is not to be construed as tax advice to it from counsel to the Company. The Investor will rely solely on his, her or its own personal advisors and not on any statements or representations of the Company or any of its agents and understands that the Investor (and not the Company) shall be responsible for the Investor’s own tax liability that may arise as a result of this investment or the transactions contemplated by this Subscription Agreement.

(i)           The Investor accepts the terms of the Company’s Organic Documents.

(j)           The representations and warranties made in this Section, and all other information that the Investor has provided to the Company, either directly or indirectly, concerning the Investor’s financial position and knowledge of financial and business matters, is correct and complete as of the date hereof.

(k)           The Investor qualifies as an "Accredited Investor" as such term is defined under Rule 501 of Regulation D promulgated under the 1933 Act.

(l)           Neither the Investor nor, to the extent it has them, any of its equity owners who own 20% or more of the outstanding equity of Investor, (collectively with the Investor, the “Investor Covered Persons”), are subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3); provided, however that if an Investor Covered Person is subject to a Disqualification Event covered by Rule 506(d)(2)(i) then Investor shall have provided the Company with such information as necessary to make the required disclosure regarding the applicable Disqualification Event under Rule 506(e). The Investor has exercised reasonable care to determine whether any Investor Covered Person is subject to a Disqualification Event. The purchase of the Acquired Shares by the Investor will not subject the Company to any Disqualification Event.

4.           The Company hereby represents and warrants to Investor that, as of the date hereof:

(a)           it is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland;

(b)           it has full power and authority to execute and deliver, and to perform its obligations under, this Subscription Agreement and the consummation by it of the transactions contemplated hereby has been duly authorized by all necessary action on its part;

(c)           this Agreement has been duly and validly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws;

(d)           the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time or both, (i) violate any provision of law, statute, rule or regulation to which the Company is subject, (ii) violate any order, judgment or decree applicable to it, or (iii) conflict with or result in a breach or default under any term or condition of the Organic Documents or any agreement or other instrument to which it is a party or by which it is bound;

(e)           no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on part of the Company is required in connection with the consummation of the transactions contemplated by this Subscription Agreement, except for such filings required pursuant to applicable federal and state securities laws;

(f)           as of the closing of this Subscription Agreement and immediately after the transactions contemplated to occur concurrently herewith, the authorized capital stock of the Company shall consist of (i) 750,000,000 shares of Common Stock, par value of $0.001 per share, of which 1,404,401 shares are issued and outstanding, (ii) 400,000 shares of 7.00% Series A Cumulative Convertible Preferred Stock, par value of $0.001 per share, of which 144,500 shares are issued and outstanding, and (iii) 2,050,000 shares of 10.00% Series B Cumulative Convertible Preferred Stock, par value of $0.001 per share, of which 1,050,000 shares shall be issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued and have been offered, issued, sold, and (assuming the truth and accuracy of the representations and warranties of Investor herein) delivered by the Company in compliance with applicable federal and state securities laws. Other than the Organic Documents, the Company is not party to, or otherwise bound by, any agreement affecting the voting of any of its capital stock;

(h)           the Acquired Shares issued hereunder will, upon issuance, be validly issued, fully paid and nonassessable, free and clear of any liens or other encumbrances (other than restrictions under securities laws), free of preemptive rights and rights of first refusal and (assuming the truth and accuracy of the representations and warranties of Investor herein) the issuance of the Acquired Shares hereunder shall be exempt from registration under the Securities Act and any applicable state securities laws.

5.           Survival; Indemnification.

(a)           The representations and warranties of Investor contained in Section 3 of this Subscription Agreement shall survive the closing of the purchase and sale of the Acquired Shares.

(b)           Investor hereby agrees to indemnify, defend and hold harmless the Company and its shareholders, officers, directors, affiliates, external managers and advisors from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) that they may incur by reason of Investor’s failure to fulfill all of the terms and conditions of this Subscription Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents Investor has furnished to any of the foregoing in connection with the transactions described herein. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by the Company, and all of its respective shareholders, officers, directors, affiliates, external managers or advisors defending against any alleged violation of federal or state securities laws that is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents Investor has furnished in connection with this transaction.

6.           Applicable Law; Venue. This Subscription Agreement shall be construed in accordance with, and governed by, the laws of the State of MARYLAND without reference to the choice of law principles of any jurisdiction. THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY CONSENT TO THE EXCLUSIVE JURISDICTION OF A COURT OF COMPETENT JURISDICTION SARASOTA COUNTY, FLORIDA IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND AGREE NOT TO COMMENCE ANY SUIT, ACTION OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT.

7.           Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of, the parties and their heirs, executors, administrators, successors, legal representatives, and assigns.

8.           Notice. All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given three days after the date mailed when mailed by registered or certified mail, postage prepaid, or the next business day if sent by special courier such as Federal Express (except that notice of change of address shall be deemed given only when received), to the address shown on the signature pages hereto, in the case of Investor, and HC Government Realty Trust, Inc., 1819 Main Street, Suite 212, Sarasota, FL 34236, attn.: Chief Executive Officer, in the case of the Company, or to such other names or addresses as the Company or the Investor, as the case may be, shall designate by notice to the other party in the manner specified in this Section 7.

9.           Severability. If any provision of this Subscription Agreement or its application to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provisions or applications of this Subscription Agreement that can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable the invalid or unenforceable provision in any other jurisdiction or under any other circumstance.

10.           Entire Agreement. This Subscription Agreement (including all exhibits, appendices and schedules) and the Organic Documents, constitute the entire agreement by and between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous understandings of the parties.

11.           Variation in Pronouns. All pronouns shall be deemed to refer to masculine, feminine, neuter, singular, or plural, as the identity of the person or persons may require.

12.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

13.           Legal Counsel; Potential Conflicts. This Subscription Agreement has been prepared by Kaplan Voekler Cunningham & Frank, PLC, as counsel to the Company (“Counsel”), after full disclosure of its representation of the Company and with the consent and direction of the Company and the Investor. The Investor has reviewed the contents of this Subscription Agreement, and fully understand its terms. The Investor acknowledges that it is fully aware of its right to the advice of counsel independent from that of the Company, and that it understands the potentially adverse interests of the parties with respect to this Subscription Agreement. The Investor further acknowledges that no representations have been made with respect to the tax or other consequences of this Subscription Agreement and any acquisition of the Common Stock, to any individual Investor and that it has been advised of the importance of seeking independent counsel with respect to such consequences. By executing this Subscription Agreement the Investor represents that it has, after being advised of the potential conflicts among the Investor and the Company with respect to the future consequences of this Subscription Agreement, an investment in the Common Stock either consulted independent legal counsel or elected, notwithstanding the advisability of seeking such independent legal counsel, not to consult such independent legal counsel.

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IN WITNESS WHEREOF, this Subscription Agreement has been duly executed by the Company and the undersigned Investor or its duly authorized officer, as the case may be, as of the date first written above.

INVESTOR:	HG HOLDINGS, INC.

	By:	/s/ Steven A. Hale II
	Name:	Steven A. Hale II
	Title:	Chief Executive Officer

54-1272589
Taxpayer Identification Number

Address:
c/o Hale Partnership Capital Management
2115 E 7th Street, Suite 101
Charlotte, NC 28204
Attention: Steve Hale

With a copy (which shall not constitute notice) to:

Moore & Can Allen PLLC
100 North Tryon Street, Suite 4700
Charlotte, North Carolina 28202
Attention: Ryan Smith

ACCEPTED BY THE COMPANY:	HC GOVERNMENT REALTY TRUST, INC.

	By:	/s/ Robert R. Kaplan Jr.
	Name:	Robert R. Kaplan Jr.
	Title:	President

EXHIBIT A-1

CHARTER

(see attached)

HC GOVERNMENT REALTY TRUST, INC.

ARTICLES OF INCORPORATION

THIS IS TO CERTIFY THAT:

FIRST: The undersigned, T. Rhys James, whose address is c/o Kaplan Voekler Cunningham & Frank PLC, 1401 East Cary Street, Richmond. Virginia 23219, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland as hereinafter provided.

ARTICLE I

NAME

The name of the corporation (which is hereinafter called the “Corporation”) is:

HC Government Realty Trust, Inc.

ARTICLE II

PURPOSES AND POWERS

The Corporation is formed for the purpose of engaging in any lawful act or activity (including, without limitation or obligation, engaging in business as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or any successor statute (the “Code”)) for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.  For purposes of the Charter, “REIT” means a real estate investment trust under Sections 856 through 860, or any successor sections, of the Code.

ARTICLE III

PRINCIPAL OFFICE IN STATE AND RESIDENT AGENT

The address of the principal office of the Corporation in the State of Maryland is c/o CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202.  The name and address of the resident agent of the Corporation are CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, MD 21202.  The resident agent is a Maryland corporation. The Corporation may have such other offices and places of business within or outside the State of Maryland as the Board of Directors may from time to time determine.

ARTICLE IV

DEFINITIONS

As used in the Charter, the following terms shall have the following meanings unless the context otherwise requires:

Aggregate Share Ownership Limit. The term “Aggregate Share Ownership Limit” shall mean 9.8% in value of the aggregate of the outstanding Shares or such other percentage determined by the Board in accordance with Section 6.1.8 of the Charter.

Beneficial Ownership. The term “Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code; provided, however, that in determining the number of shares Beneficially Owned by a Person, no share shall be counted more than once. Whenever a Person Beneficially Owns Shares that are not actually outstanding (e.g. Shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever the Charter requires a determination of the percentage of outstanding Shares Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be outstanding. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

Board or Board of Directors. The term “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation.

Business Day. The term “Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

Bylaws. The term “Bylaws” shall mean the Bylaws of the Corporation, as amended from time to time.

Charitable Beneficiary. The term “Charitable Beneficiary” shall mean one or more beneficiaries of the Charitable Trust as determined pursuant to Section 6.2.6, provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

Charter. The term “Charter” shall mean these Articles of Incorporation of the Corporation, as amended from time to time.

Code. The term “Code” shall have the meaning as provided in Article II hereof.

Common Share Ownership Limit. The term “Common Share Ownership Limit” shall mean 9.8% (in value or in number of Common Shares, whichever is more restrictive) of the aggregate of the outstanding Common Shares or such other percentage determined by the Board in accordance with Section 6.1.8 hereof.

Common Shares. The term “Common Shares” shall have the meaning as provided in Section 5.1 hereof.

Constructive Ownership. The term “Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

Corporation. The term “Corporation” shall have the meaning as provided in Article I hereof.

Director. The term “Director” shall have the meaning as provided in Section 7.1 hereof.

Distributions. The term “Distributions” shall mean any distributions (as such term is defined in Section 2-301 of the MGCL), pursuant to Section 5.5 hereof, by the Corporation to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.

Excepted Holder. The term “Excepted Holder” shall mean a stockholder for whom an Excepted Holder Limit is created by the Board of Directors pursuant to Section 6.1.7 hereof.

Excepted Holder Limit. The term “Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Directors pursuant to Section 6.1.7 hereof and subject to adjustment pursuant to Section 6.1.8 hereof, the percentage limit established by the Board of Directors pursuant to Section 6.1.7 hereof.

Exchange Act. The term “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Exchange Act shall mean such provision as in effect from time to time, as the same may be amended and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

External Manager.  The term “External Manager” shall have the meaning as provided in Section 7.9 hereof.

Initial Date. The term “Initial Date” shall mean December 31, 2016.

Market Price. The term “Market Price” on any date shall mean, with respect to any class or series of outstanding Shares, the fair market value of such Shares, as solely determined by the Trustee, taking into account the Closing Price for such Shares on such date and all other relevant factors for valuing such Shares (including market conditions, the size of the block of Shares to be liquidated and, with respect to determining the value on the date of a deemed transfer to the Trust, any control premium ultimately paid by a purchaser of such Shares from the Trust to the extent relevant). In making such determination, the Trustee shall not be restricted from using any valuation method or resources at its disposal; provided that the Trustee (i) gives due regard to the market conditions and the size of the block of Shares being liquidated, (ii) consistently takes into account all relevant factors for valuing such shares at each applicable point in time (including, with respect to determining the value on the date of the deemed transfer to the Trust, any control premium ultimately paid by a purchaser of the shares from the Trust, to the extent relevant) and (iii) consistently applies the methodology it selects at the time of each fair market value determination. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Capital Stock are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by OTC Markets Group, Inc. or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Directors or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined in good faith by the Board of Directors.

MGCL. The term “MGCL” shall mean the Maryland General Corporation Law, as amended from time to time.

Non-Transfer Event.  The term “Non-Transfer Event” shall mean any event or other changes in circumstances, other than a purported Transfer, but including, without limitation, any change in the value of any Shares and any redemption of any Shares.

NYSE. The term “NYSE” shall mean the New York Stock Exchange.

Ownership Limits.  The term “Ownership Limits” shall mean the Aggregate Share Ownership Limit and Common Share Ownership Limit, subject to adjustment pursuant to Section 6.1.8 hereof.

Person. The term “Person” shall mean an individual, corporation, limited liability company, partnership, joint venture estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity or enterprise whether organized for profit or not for profit, employee benefit plan, or any group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

Preferred Shares. The term “Preferred Shares” shall have the meaning as provided in Section 5.1 herein.

Prohibited Owner. The term “Prohibited Owner” shall mean, with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 6.1.1 hereof, would beneficially own (determined under the principles of Section 856(a)(5) of the Code), Beneficially Own or Constructively Own Shares, and if appropriate in the context, shall also mean any Person who would have been the record owner of Shares that the Prohibited Owner would have so owned.

REIT. The term “REIT” shall have the meaning as provided in Article III hereof.

REIT Provisions of the Code. The term “REIT Provisions of the Code” shall mean Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

Restriction Termination Date. The term “Restriction Termination Date” shall mean the first day after the Initial Date, on which the Board of Directors determines that it is no longer in the best interests of the Corporation to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Corporation to qualify as a REIT.

Securities Act. The term “Securities Act” shall mean the Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Shares. The term “Shares” shall mean shares of stock of the Corporation of any class or series, including Common Shares or Preferred Shares.

Transfer. The term “Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive dividends on Shares, or any agreement to take any such actions or cause any such events, including (i) the granting or exercise of any option (or any disposition of any option), (ii) any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right and (iii) Transfers of interests in other entities that result in changes in Beneficial or Constructive Ownership of Shares; in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

Trust.  The term “Trust” shall mean any trust provided for in Section 6.2.1 hereof.

Trustee.  The term “Trustee” shall mean the Person unaffiliated with the Corporation and any Prohibited Owner that is a “United States person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Corporation to serve as trustee of the Trust.

ARTICLE V

STOCK

     Section 5.1  Authorized Shares. The Corporation has authority to issue 1,000,000,000 Shares, consisting of 750,000,000 shares of common stock, $0.001 par value per share (“Common Shares”), and 250,000,000 shares of preferred stock, $0.001 par value per share (“Preferred Shares”). The aggregate par value of all authorized Shares is $1,000,000. If Shares of one class are classified or reclassified into Shares of another class pursuant to this Article V, the number of authorized Shares of the former class shall be decreased automatically and the number of Shares of the latter class shall be increased automatically, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Corporation has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. Subject to any preferential rights in favor of any class of Preferred Shares, the Board of Directors, with the approval of a majority of the entire Board and without any action by the stockholders, may amend the Charter from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series of Shares that the Corporation has authority to issue..

     Section 5.2   Common Shares.

Section 5.2.1 Common Shares Subject to Terms of Preferred Shares. The Common Shares shall be subject to the express terms of any class or series of Preferred Shares.

Section 5.2.2      Description. Subject to the provisions of Article VI and except as may otherwise be specified in the Charter, each Common Share shall entitle the holder thereof to one vote per Common Share on all matters upon which stockholders are entitled to vote. Common Shares do not have cumulative voting rights. The Board, without any action by the stockholders, may classify or reclassify any unissued Common Shares from time to time into one or more classes or series of Shares.

Section 5.2.3  Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any Distribution of the assets, the aggregate assets available for Distribution to holders of the Common Shares shall be determined in accordance with applicable law, subject to the express terms of any class or series of Preferred Shares. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with each other holder of Common Shares of such class, that portion of such aggregate assets available for Distribution as the number of outstanding Common Shares of such class held by such holder bears to the total number of outstanding Common Shares of such class then outstanding.

Section 5.2.4  Voting Rights. Except as may be provided otherwise in the Charter, and subject to the express terms of any class or series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the stockholders.

Section 5.3  Preferred Shares. The Board may classify any unissued Preferred Shares and reclassify any previously classified but unissued Preferred Shares of any class or series from time to time, into one or more classes or series of Shares.

Section 5.4  Classified or Reclassified Shares. Prior to issuance of classified or reclassified Shares of any class or series, the Board by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of Shares; (b) specify the number of Shares to be included in the class or series of Shares; (c) set or change, subject to the provisions of Article VI and subject to the express terms of any class or series of Shares outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other Distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland. Any of the terms of any class or series of Shares set or changed pursuant to clause (c) of this Section 5.4 may be made dependent upon facts or events ascertainable outside the Charter (including determinations by the Board or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of Shares is clearly and expressly set forth in the articles supplementary or other charter document.

Section 5.5 Distributions. The Board of Directors may from time to time authorize the Corporation to declare and pay to stockholders such dividends or other Distributions, in cash or other assets of the Corporation or in securities of the Corporation or from any other source, including in Shares of one class payable to holders of Shares of another class, as the Board of Directors in its discretion shall determine. The Board of Directors shall endeavor to authorize the Corporation to declare and pay such dividends and other Distributions as shall be necessary for the Corporation to qualify as a REIT under the Code, unless the Board of Directors has determined, in its sole discretion, that maintaining the Corporation’s qualification as a REIT is not in the best interests of the Corporation; however, stockholders shall have no right to any dividend or other Distribution unless and until authorized by the Board and declared by the Corporation. The exercise of the powers and rights of the Board of Directors pursuant to this Section 5.5 shall be subject to the provisions of any class or series of Shares at the time outstanding.

Section 5.6  Charter and Bylaws. The rights of all stockholders and the terms of all Shares are subject to the provisions of the Charter and the Bylaws.

ARTICLE VI

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

    Section 6.1  Shares.

              Section 6.1.1 Ownership Limitations. During the period commencing on the Initial Date and prior to the Restriction Termination Date, but subject to Section 6.3:

             (a)           Basic Restrictions.

(i)           (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Share Ownership Limit, (2) no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in

(ii)           No Person shall Beneficially Own Shares to the extent that such Beneficial Ownership of Shares would result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year).

(iii)           No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company failing to qualify as a REIT.

(iv)           No Person shall Constructively Own Shares to the extent that such Constructive Ownership would cause any income of the Corporation that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such.

(v)           Notwithstanding any other provisions contained herein, any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

            (b)           Transfer in Trust. If any Transfer or Non-Transfer Event occurs which, if effective or otherwise, would result in any Person Beneficially Owning or Constructively Owning Shares (as applicable) in violation of Section 6.1.1(a)(i), (ii), (iii) or (iv):

                    (i)           then that number of Shares the Beneficial or Constructive Ownership of which otherwise would cause such Person to violate Section 6.1.1(a)(i), (ii), (iii) or (iv) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 6.2, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or Beneficial Owner of such Shares) shall acquire no rights in such Shares (or shall be divested of its rights in such Shares); or

                       (ii)           if the Transfer to the Trust described in clause (i) of this 6.1.1(b) would not be effective for any reason to prevent the violation of Section 6.1.1(a)(i), (ii), (iii) or (iv), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.1.1(a)(i), (ii), (iii) or (iv) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(c)           To the extent that, upon a transfer of Shares pursuant to Section 6.1.1(b), a violation of any provision of this Section 6.1 would nonetheless be continuing (for example where the ownership of Shares by a single Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Trusts, each having a distinct Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Trust, such that there is not violation of any provision of this Section 6.1.

                Section 6.1.2   Remedies for Breach. If the Board of Directors or its designee (including any duly authorized committee of the Board) shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 6.1.1(a) or that a Person intends to acquire or has attempted to acquire Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of any Shares in violation of Section 6.1.1(a) (whether or not such violation is intended), the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including without limitation causing the Corporation to redeem Shares, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfers or attempted Transfers in violation of Section 6.1.1(a) (or Non-Transfer Event that results in a violation of Section 6.1.1(a)) shall automatically result in the Transfer to the Trust described above, or, if applicable, shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Directors or its designee.

                Section 6.1.3   Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership, Constructive Ownership or beneficial ownership (determined under the principles of Section 856(a)(5) of the Code) of Shares that will or may violate Section 6.1.1(a), or any Person who held or would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 6.1.1(b), shall immediately give written notice to the Corporation of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer on the Corporation’s qualification as a REIT.

                Section 6.1.4    Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

                 (a)           every owner of five percent (5.0%) or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of the outstanding Shares, upon request following the end of each taxable year of the Corporation, shall provide in writing to the Corporation the name and address of such owner, the number of Common Shares and other Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership on the Corporation’s qualification as a REIT and to ensure compliance with the Ownership Limits; and

             (b)           each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the stockholder of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall provide in writing to the Corporation such information as the Corporation may request, in good faith, in order to determine the Corporation’s qualification as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

               Section 6.1.5   Remedies Not Limited. Subject to Section 7.6 hereof, nothing contained in this Section 6.1 shall limit the authority of the Board of Directors to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its stockholders in preserving the Corporation’s qualification as a REIT.

                Section 6.1.6  Ambiguity. The Board of Directors shall have the power to determine the application of the provisions of this Section 6.1 or Section 6.2 and any definition contained in Article IV, including in the case of an ambiguity in the application of any provisions of this Section 6.1, Section 6.2 or any such definition, with respect to any situation based on the facts known to it. In the event Section 6.1 or 6.2 requires an action by the Board of Directors and the Charter fails to provide specific guidance with respect to such action, the Board of Directors shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of Article V or Sections 6.1 or 6.2.

                Section 6.1.7  Exceptions.

             (a)           Subject to Section 6.1.1(a)(ii), the Board of Directors, in its sole discretion, may exempt (prospectively or retroactively) a Person from one or more of the Ownership Limits set forth in Section 6.1.1(a)(i)(1), (2) and (3) and establish or increase an Excepted Holder Limit for such Person, may prospectively waive the provisions of Section 6.1.1(a)(ii) with respect to a Person, and/or may prospectively or retroactively waive the provisions of Section 6.1.1(a)(iv) with respect to a Person if:

                        (i)           the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that such Person’s Beneficial Ownership or Constructive Ownership of such Shares in excess of the Ownership Limits or in violation of the limitations imposed by Section 6.1.1(a)(ii) or Section 6.1.1(a)(iv), as applicable, will not now or in the future jeopardize the Corporation’s ability to qualify as a REIT under the Code; and

                       (ii)           such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.1.1 through 6.1.6) will result in such Shares being automatically Transferred to a Trust in accordance with Sections 6.1.1(b) and 6.2.

 (b)           Prior to granting any exception or waiver or creating any Excepted Holder Limit pursuant to Section 6.1.7(a), the Board of Directors may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Directors in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Corporation’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption or waiver or creating any Excepted Holder Limit.

 (c)           Subject to Section 6.1.1(a)(iii), an underwriter, placement agent or initial purchaser in a Rule 144A transaction under the Securities Act that participates in a public offering, private placement or other private offering of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own and Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Aggregate Share Ownership Limit, the Common Share Ownership Limit or both such limits, but only to the extent (i) necessary to facilitate such public offering, private placement or other private offering and (ii) such Beneficial Ownership or Constructive Ownership does not cause the Company to fail to satisfy the requirements of Section 856(a)(6) of the Code or cause a violation of Section 6.1.1(a)(iii) or (iv).

 (d)           The Board of Directors may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit, anything to the contrary contained herein notwithstanding.

Section 6.1.8  Increase or Decrease in Aggregate Share Ownership and Common Share Ownership Limits. Subject to Section 6.1.1(a)(iii), the Board of Directors may from time to time increase one or both of the Ownership Limits for one or more Persons and decrease one or both of the Ownership Limits for all other Persons; provided, however, that any such decreased Ownership Limit will not be effective for any Person whose percentage ownership in Shares is in excess of the decreased Ownership Limit until such time as such Person’s percentage of Shares equals or falls below the decreased Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Ownership Limits; and provided, further, that the new Ownership Limits would not result in the Corporation being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) if five unrelated individuals were to Beneficially Own the five largest amounts of Shares permitted to be Beneficially Owned under such new Ownership Limits, taking into account the immediately preceding proviso permitting ownership in excess of decreased Ownership Limits in certain cases.

Section 6.1.9 Legend. Each certificate representing Shares, if certificated, shall bear a legend that substantially describes the foregoing restrictions on transfer and ownership, or, instead of such legend, the certificate, if any, may state that the Corporation will furnish a full statement about certain restrictions on transferability to a stockholder on request and without charge.

          Section 6.2  Transfer of Shares in Trust.

            Section 6.2.1 Ownership in Trust. Upon any purported Transfer or Non-Transfer Event described in Section 6.1.1(b) that would result in a Transfer of Shares to a Trust, such Shares shall be deemed to have been Transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or Non-Transfer Event that results in the Transfer to the Trust pursuant to Section 6.1.1(b). The Trustee shall be appointed by the Corporation and shall be a Person unaffiliated with the Corporation and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Corporation as provided in Section 6.2.6.

Section 6.2.2 Status of Shares Held by the Trustee. Shares held by the Trustee shall continue to be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to dividends or other Distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

Section 6.2.3  Dividend and Voting Rights. The Trustee shall have all voting rights and rights to dividends or other Distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other Distribution paid prior to the discovery by the Corporation that Shares have been Transferred to the Trustee shall be paid with respect to such Shares to the Trustee upon demand and any dividend or other Distribution authorized but unpaid shall be paid when due to the Trustee. Any dividends or other Distributions so paid over to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Maryland law, effective as of the date that Shares have been Transferred or shall have been deemed to be Transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Corporation that Shares have been Transferred to the Trustee and (b) to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Corporation has already taken irreversible corporate action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article VI, until the Corporation has received notification that Shares have been Transferred into a Trust, the Corporation shall be entitled to rely on its share transfer and other stockholder records for purposes of preparing lists of stockholders entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of stockholders.

Section 6.2.4  Sale of Shares by Trustee. As soon as reasonably practicable after receiving notice from the Corporation that Shares have been Transferred to the Trust (and no later than 20 days after receiving notice in the case of Shares that are listed or admitted to trading on any alternate trading system), the Trustee shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.1.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.2.4. The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust and (b) the sales proceeds received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust. The Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.2.3 of this Article VI. Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Corporation that Shares have been Transferred to the Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.2.4, such excess shall be paid to the Trustee by the Prohibited Owner upon demand.

Section 6.2.5  Purchase Right in Shares Transferred to the Trustee. Shares Transferred or deemed to have been Transferred to the Trustee shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such Transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation may reduce the amount payable to the Prohibited Owner by the amount of dividends and other Distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 6.2.3 of this Article VI. The Corporation may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Corporation shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 6.2.4. Upon such a sale to the Corporation, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

Section 6.2.6 Designation of Charitable Beneficiaries. By written notice to the Trustee, the Corporation may designate, or change at any time or for any reason or no reason the designation of, the Charitable Beneficiary by designating one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that (a) Shares held in the Trust would not violate the restrictions set forth in Section 6.1.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A) (other than clauses (vii) and (viii) thereof), 2055 and 2522 of the Code.  Neither the failure of the Corporation to make such designation nor the failure of the Corporation to appoint the Trustee before the automatic transfer provided for in Section 6.1(b)(i) shall make such transfer ineffective, provided that the Corporation thereafter makes such designation and appointment.  The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity.  Any determination by the Corporation with respect to the application of this Article VI shall be binding on each Charitable Beneficiary.

      Section 6.3 NYSE Transactions. Nothing in this Article VI shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Article VI and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Article VI.

     Section 6.4  Enforcement. The Corporation is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article VI.

     Section 6.5   Non-Waiver. No delay or failure on the part of the Corporation or the Board of Directors in exercising any right hereunder shall operate as a waiver of any right of the Corporation or the Board of Directors, as the case may be, except to the extent specifically waived in writing.

ARTICLE VII

     PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS OF THE

CORPORATION AND OF THE STOCKHOLDERS AND DIRECTORS

     Section 7.1  Number of Directors. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation (the “Directors”) shall be four which number may be increased or decreased from time to time pursuant to the Bylaws; provided, however, that, the total number of Directors shall never be less than the minimum number required by the MGCL. The names of the Directors who shall serve until the next annual meeting of stockholders and until their successors are duly elected and qualify are:

Robert R. Kaplan

Robert R. Kaplan, Jr.

Philip Kurlander

Edwin M. Stanton

The Directors may increase the number of Directors and fill any vacancy, whether resulting from an increase in the number of Directors or otherwise, on the Board of Directors, in the manner provided in the Bylaws.

The Corporation elects, at such time as it becomes eligible to make the election provided for under Section 3-804(c) of the MGCL, that, except as may be provided by the Board of Directors in setting the terms of any class or series of Preferred Shares, any and all vacancies on the Board of Directors may be filled only by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum, and any Director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which such vacancy occurred.

     Section 7.2. General.  The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.  The Board of Directors may take any action that, in its sole judgment and discretion, is necessary or desirable to conduct the business of the Corporation.  The Charter shall be construed with a presumption in favor of the grant of power and authority to the Board of Directors.  Any construction of the Charter or determination made in good faith by the Board of Directors concerning its power and authority hereunder shall be conclusive.

     Section 7.3   Extraordinary Actions. Notwithstanding any provision of law permitting or requiring any action to be taken or approved by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if declared advisable by the Board of Directors and taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter.

     Section 7.4  Authorization by Board of Stock Issuance. The Board of Directors may authorize the issuance from time to time of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable (or without consideration in the case of a stock split or stock dividend), subject to such restrictions or limitations, if any, as may be set forth in the Charter or the Bylaws.

     Section 7.5  Preemptive Rights and Appraisal Rights. Except as may be provided by the Board of Directors in setting the terms of classified or reclassified Shares pursuant to Section 5.4 or as may otherwise be provided by contract, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other security that the Corporation may issue or sell. Holders of Shares shall not be entitled to exercise any rights of an objecting stockholder provided for under Title 3, Subtitle 2 of the MGCL or any successor statute unless the Board of Directors, upon the affirmative vote of a majority of the Board of Directors, shall determine that such rights apply, with respect to all or any classes or series of Shares, to one or more transactions occurring after the date of such determination in connection with which holders of such Shares would otherwise be entitled to exercise such rights.

     Section 7.6   Determinations by Board. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with the Charter, shall be final and conclusive and shall be binding upon the Corporation and every holder of Shares: (i) the amount of the net income of the Corporation for any period and the amount of assets at any time legally available for the payment of dividends, redemption of Shares or the payment of other Distributions on Shares; (ii) the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; (iii) the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); (iv) any interpretation or resolution of any ambiguity with respect to any provision of the Charter (including of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other Distributions, qualifications or terms or conditions of redemption of any class or series of Shares) or the Bylaws; (v) the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Corporation or any Shares; the number of Shares of any class of the Corporation; (vi) any matter relating to the acquisition, holding and disposition of any assets by the Corporation; (vii) any interpretation of the terms and conditions of one or more agreements with any Person; or (viii) any other matter relating to the business and affairs of the Corporation or required or permitted by applicable law, the Charter or Bylaws or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

     Section 7.7   REIT Qualification. The Board of Directors shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Corporation as a REIT; however, if the Board of Directors determines that it is no longer in the best interests of the Corporation to continue to be qualified as a REIT, the Board of Directors may revoke or otherwise terminate the Corporation’s REIT election pursuant to Section 856(g) of the Code. The Board of Directors also may determine that compliance with any restriction or limitation on stock ownership and Transfers set forth in Article VI is no longer required for REIT qualification.

     Section 7.8   Removal of Directors. Subject to the rights of holders of one or more classes or series of Preferred Shares to elect or remove one or more Directors, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause (as in this Section 7.8 defined) and then only by the affirmative vote of at least a majority of the votes entitled to be cast generally in the election of Directors.  For purposes of this paragraph, “cause” shall mean, with respect to any particular Director, conviction of a felony or final judgment of a court of competent jurisdiction holding that such Director caused demonstrable material harm to the Corporation through bad faith or active and deliberate dishonesty.

     Section 7.9   Advisor Agreements. Subject to such conditions, if any, as may be required by any applicable statute, rule or regulation, the Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any Person whereby, subject to the supervision and control of the Board of Directors, any such other Person shall render or make available to the Corporation managerial, investment, advisory and/or related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the investments of the Corporation) (each, an “External Manager”) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

ARTICLE VIII

LIABILITY LIMITATION AND INDEMNIFICATION

        Section 8.1  Limitation of Stockholder Liability. No stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, or against or with respect to the Corporation by reason of his or her being a stockholder, nor shall any stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Corporation’s assets or the affairs of the Corporation by reason of his or her being a stockholder.

Section 8.2  Limitation of Director and Officer Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of directors and officers of a corporation, no present or former Director, officer or External Manager of the Corporation, subject to the terms of any contract between the Corporation and any External Manager, shall be liable to the Corporation or its stockholders for money damages. Neither the amendment nor repeal of this Section 8.2, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Section 8.2, shall apply to, or affect in any respect the applicability of the preceding sentence, with respect to any act or failure to act that occurred prior to such amendment, repeal or adoption.

     Section 8.3  Indemnification.  The Corporation shall have the power, to the maximum extent permitted by Maryland law in effect from time to time, to obligate itself to indemnify, and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, (i) any individual who is a present or former Director or officer of the Corporation, (ii) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, member, manager or trustee of another Person from and against any claim or liability to which such Person may become subject or which such person may incur by reason of his or her service in such capacity, or (iii) subject to the terms of any contract between the Corporation and any External Manager, any External Manager acting as an agent of the Corporation.  The Corporation shall have the power, with the approval of its Board of Directors or any duly authorized committee thereof, to provide such indemnification and advancement of expenses to a person who served a predecessor of the Corporation in any of the capacities described in (i), (ii) or (iii) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The Board of Directors may take such action as is necessary to carry out this Section 8.3. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

ARTICLE IX

AMENDMENTS

The Corporation reserves the right from time to time to make any amendment to the Charter, now or hereafter authorized by law, including any amendment altering the terms or contract rights, as expressly set forth in the Charter, of any Shares. All rights and powers conferred by the Charter on stockholders, Directors and officers are granted subject to this reservation. Except for those amendments permitted to be made without stockholder approval under Maryland law or by specific provision in the Charter, any amendment to the Charter shall be valid only if approved by the affirmative vote of a majority of all votes entitled to be cast on the matter.

The undersigned acknowledges these Articles of Incorporation be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 11th day of March, 2016.

SIGNATURE OF INCORPORATOR:

/s/ T. Rhys James
T. Rhys James

The undersigned hereby consents to its my designation in this document as resident agent for this corporation.

SIGNATURE OF RESIDENT AGENT: CSC-Lawyers Incorporating Service Company

By:	/s/ Elinam Renner
Name:	Elinam Renner
Its:	Assistant Vice President

HC GOVERNMENT REALTY TRUST, INC.

HC Government Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Article V of the Articles of Incorporation of the Corporation (the “Charter”) and Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the “Board”) and a duly authorized committee thereof, by duly adopted resolutions, classified 400,000 shares of authorized but unissued preferred stock, $0.01 par value per share, of the Corporation as shares of 7.00% Series A Cumulative Convertible Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (which, upon any restatement of the Charter, may be made a part of Article V thereof, with any necessary or appropriate changes to the numeration or lettering of the sections or subsections hereof).  Capitalized terms used but not defined herein shall have the meanings given to them in the Charter.

1.           Designation and Number.  A series of Preferred Shares, designated the 7.00% Series A Cumulative Convertible Preferred Stock (the “Series A Preferred Stock”), is hereby established.  The number of authorized shares of Series A Preferred Stock shall be 400,000.

2.           Rank.  The Series A Preferred Stock, with respect to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, will rank (a) senior to all classes or series of Common Shares and to any other class or series of capital stock of the Corporation issued in the future, unless the terms of such stock expressly provide that it ranks senior to, or on parity with, the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (together with the Common Shares, the “Junior Stock”); (b) on a parity with any class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks on a parity with the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (the “Parity Preferred Stock”); and (c) junior to any class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks senior to the Series A Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (the “Senior Stock”), and to all existing and future debt obligations of the Corporation.  The term “capital stock” does not include convertible or exchangeable debt securities.

 3.           Dividends.

(a)           Subject to the preferential rights of the holders of Senior Stock with respect to priority of dividend payments, holders of shares of the Series A Preferred Stock are entitled to receive, when and as authorized by the Board and declared by the Corporation, out of funds legally available for the payment of dividends, preferential cumulative cash dividends.  From the date of original issue of the Series A Preferred Stock (or the date of issue of any Series A Preferred Stock issued after such original issue date) the Corporation shall pay cumulative cash dividends on the Series A Preferred Stock at the rate of 7.00% per annum of the $25.00 liquidation preference per share (equivalent to a fixed annual amount of $1.75 per share) (the “Rate”).  Dividends on the Series A Preferred Stock shall accrue and be cumulative from (and including) the date of original issue or the end of the most recent Dividend Period (as defined below) for which dividends on the Series A Preferred Stock have been paid and shall be payable quarterly in arrears on January 5, April 5, July 5 and October 5 of each year or, if such date is not a Business Day, on the next succeeding Business Day, with the same force and effect as if paid on such date (each, a “Dividend Payment Date”).  A “Dividend Period” is the respective period commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period and the Dividend Period during which any shares of Series A Preferred Stock shall be redeemed or otherwise acquired by the Corporation).  Any dividend payable on the Series A Preferred Stock for any Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.  Dividends will be payable to holders of record of the Series A Preferred Stock as they appear in the stock records of the Corporation at the close of business on the 25th day of the month preceding the applicable Dividend Payment Date, i.e., December 25, March 25, June 25 and September 25 (each, a “Dividend Record Date”).

(b)           No dividends on shares of Series A Preferred Stock shall be authorized by the Board or declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c)           Notwithstanding the foregoing Section 3(b), dividends on the Series A Preferred Stock will accrue whether or not the Corporation has earnings, whether there are funds legally available for the payment of such dividends and whether or not such dividends are authorized by the Board or declared by the Corporation.  No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock which may be in arrears.  When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series A Preferred Stock and the shares of any class or series of Parity Preferred Stock, all dividends declared upon the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)           Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the Series A Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods that have ended, no dividends (other than a dividend in shares of Junior Stock or in options, warrants or rights to subscribe for or purchase any such shares of Junior Stock) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon the Junior Stock or the Parity Preferred Stock, nor shall any shares of Junior Stock or Parity Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Preferred Stock) by the Corporation (except (i) by conversion into or exchange for Junior Stock, (ii) the purchase of shares of Series A Preferred Stock, Junior Stock or Parity Preferred Stock pursuant to the Charter to the extent necessary to preserve the Corporation’s qualification as a REIT or (iii) the purchase of shares of Parity Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock).  Holders of shares of the Series A Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends on the Series A Preferred Stock as provided above.  Any dividend payment made on shares of the Series A Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.  Accrued but unpaid dividends on the Series A Preferred Stock will accrue as of the Dividend Payment Date on which they first become payable.

4.           Liquidation Preference.  Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the Corporation’s debts and other liabilities, a liquidation preference of $25.00 per share, plus an amount equal to any accrued and unpaid dividends (whether or not authorized or declared) thereon to and including the date of payment, but without interest, before any distribution of assets is made to holders of Junior Stock.  If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series A Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series A Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series A Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series A Preferred Stock and such class or series of Parity Preferred Stock bear to each other.  Written notice of any distribution in connection with any such liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation.  After payment of the full amount of the liquidation distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of the remaining assets of the Corporation.  The consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation.  In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Maryland General Corporation Law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series A Preferred Stock.

5.           Conversion.

(a)           Definitions.  For purposes of this Section the following terms shall be defined as follows:

(i)           “Conversion Amount” means the number of Common Shares issuable to a holder of Series A Preferred Stock upon conversion pursuant to Section 5(b) or 5(c) hereof, as calculated pursuant to the following formula:

Conversion Amount = (($25.00*X1) + X2)/$10.00) + 0.2*(($25.00*X1)/$10.00)

where:

“X1” means the number of shares of Series A Preferred Stock held by the applicable holder; and

“X2” means the aggregate accrued but unpaid dividends on the holder’s shares of Series A Preferred Stock as of the applicable conversion date according to Section 5(b) or 5(c).

(ii)           “DTC” means The Depository Trust Corporation or any successor entity.

(iii)           “Initial Listing” shall mean the initial listing of the Corporation’s Common Shares for trading on the New York Stock Exchange, NYSE MKT, NASDAQ Stock Exchange, or any other national securities exchange.

(iv)           “Initial Listing Date” shall mean the date of the Initial Listing.

(b)Automatic Conversion on Listing.

(i)    All outstanding Shares of Series A Preferred Stock shall automatically convert into Common Shares upon the Initial Listing.  Upon conversion, a holder of Series A Preferred Stock shall be issued a number of Common Shares equal to the Conversion Amount.

(ii)    The Corporation shall not issue fractional Common Shares upon the conversion of Shares of Series A Preferred Stock in accordance with this Section 5(b). Instead, the Corporation shall pay the cash value of such fractional shares based upon the initial listed price of its Common Shares.

(iii)    The Corporation shall notify each holder of Series A Preferred Stock of the Initial Listing at its notice address in the books and records of the Corporation or by presenting notice to the holder personally either (a) on the Initial Listing Date, or as soon as is practicable thereafter, or (b) if Corporation files a registration statement under the Securities Act for a public offering intended to close contemporaneously with the Initial Listing (an “IPO Registration Statement”), then as soon as is practicable after the initial filing of such registration statement.  If notice is mailed, it shall be deemed given when deposited in the United States mail addressed to the holder at the holder’s address as appearing in the Corporation’s books and records, postage prepaid.  If transmitted electronically, such notice shall be deemed to be given when transmitted to a holder by an electronic transmission to any address or number of the holder at which the holder receives electronic communications.  Within ten (10) Business Days following the date notice of the Initial Listing is given or deemed given, each holder of Series A Preferred Stock shall surrender to the Corporation at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates, if any, for the Shares of Series A Preferred Stock being converted.  On the Initial Listing Date the Corporation shall, or shall cause its transfer agent to, (A) reflect the issuance of the Conversion Amount to which each holder of Series A Preferred Stock shall be entitled on the stock records of the Corporation, and (B) deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable Common Shares, if then certificated, to which the holders of Shares of such Series A Preferred Stock, or any the transferee of a holder of such shares of Series A Preferred Stock, shall be entitled.  Notwithstanding the date of receipt of any certificate or certificates representing the Series A Preferred Stock, this conversion shall be deemed to have been made at the close of business on the day preceding the Initial Listing Date so that the rights of the holder of Shares of Series A Preferred Stock as to the Shares being converted shall cease except for the right to receive the conversion value, and the person entitled to receive Common Shares shall be treated for all purposes as having become the record holder of those Common Shares at that time on that date.

(iv)    In lieu of the foregoing procedures, if the Series A Preferred Stock is held in global certificate form, the Corporation and holder shall comply with the procedures of DTC to convert the holder’s beneficial interest in respect of the Series A Preferred Stock represented by a global stock certificate of the Series A Preferred Stock.

(c)           Optional Conversion.

(i)    If the Initial Listing has not occurred as of March __, 2020 (the “Optional Trigger Date”), then, holders of Shares of Series A Preferred Stock, at their option, may, at any time and from time to time after such date, convert all, but not less than all, of their outstanding Shares of Series A Preferred Stock into the Conversion Amount of Common Shares.

(ii)    Following the Optional Trigger Date, Holders of Shares of Series A Preferred Stock may convert some or all of their shares by surrendering to the Corporation at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates, if any, for the Shares of Series A Preferred Stock to be converted, accompanied by a written notice stating that the Holder of Shares of Series A Preferred Stock elects to convert such Shares in accordance with the provisions described in this Section 5(c) and specifying the name or names in which the holder of shares of Series A Preferred Stock wishes the certificate or certificates, if any, for the Common Shares to be issued, if certificated. The date on which the Corporation has received all of the surrendered certificate or certificates, if any, the notice relating to the conversion shall be deemed the conversion date with respect to a Share of Series A Preferred Stock (the “Optional Conversion Date”). As promptly as practicable after the Optional Conversion Date with respect to any Shares of Series A Preferred Stock, the Corporation shall (A) reflect the issuance of such number of Common Shares to which the Holder of Shares of Series A Preferred Stock shall be entitled on the stock records of the Corporation, and (B) deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable Common Shares, if then certificated, to which the Holder of Shares of such Series A Preferred Stock shall be entitled. This conversion shall be deemed to have been made at the close of business on the Optional Conversion Date so that the rights of the Holder of Shares of Series A Preferred Stock as to the shares being converted shall cease except for the right to receive the conversion value, and the person entitled to receive the Common Shares shall be treated for all purposes as having become the record holder of those Common Shares at that time on that date.

(iii)    In lieu of the foregoing procedures, if the Series A Preferred Stock is held in global certificate form, the Holder of Shares of Series A Preferred Stock must comply with the procedures of DTC to convert its beneficial interest in respect of the Series A Preferred Stock represented by a global stock certificate of the Series A Preferred Stock.

(d)           Taxes. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares upon conversion of any Shares of Series A Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Shares of Series A Preferred Stock in respect of which such shares are being issued.

(e)           Reserve. The Corporation shall reserve at all times so long as any shares of Series A Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Shares of Series A Preferred Stock, sufficient Common Shares to provide for the conversion of all outstanding Shares of Series A Preferred Stock, under either Section 5(b) or Section (c), or if it cannot do so, to use all reasonable efforts to effect an increase in the authorized Common Shares of the Corporation.

(f)           REIT Requirements. Notwithstanding anything herein to the contrary, no conversion shall be permitted or shall occur under Section 5(b) or 5(c) hereof with respect to any Holder of Series A Preferred Stock if such conversion would cause such Holder to violate the Aggregate Share Ownership Limit or Common Share Ownership Limit (as each is defined in Article IV of the Charter) or otherwise result in the Corporation failing to qualify as a REIT.

(g)           Validity.  All Common Shares which shall be issued upon conversion of the Shares of Series A Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause the contrary result.

(h)         Adjustment of Conversion Amount.  The Conversion Amount shall be subject to adjustment from time to time as follows: if the Corporation shall (a) declare a dividend or make a distribution on its Common Shares in Common Shares, (b) subdivide or reclassify the outstanding Common Shares into a greater number of shares, or (c) combine or reclassify the outstanding Common Shares into a smaller number of shares, the Conversion Amount in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Shares of Series A Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of Common Shares which he would have owned or been entitled to receive had such Series A Preferred Stock been converted immediately prior to such date. Successive adjustments in the Conversion Amount shall be made whenever any event specified above shall occur.

6.           Voting Rights.

(a) Generally.  Except as set forth in Section 6(b), the Shares of the Series A Preferred Stock shall vote alongside the Common Shares as one class. Each holder of Series A Preferred Stock shall receive one vote for each Share of Series A Preferred Stock held as of the applicable record date for the matter being voted upon.

(b) Special Voting Rights.

(i) So long as any Shares of Series A Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote or consent of the holders of two-thirds of the outstanding Shares of Series A Preferred Stock and Parity Preferred Stock upon which like voting rights have been conferred (voting together as a single class) shall be required to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock or reclassify any authorized shares of capital stock of the Corporation into Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock.

(ii) So long as any shares of Series A Preferred Stock remain outstanding, the holders of shares of Series A Preferred Stock also shall have the exclusive right to vote on any amendment, alteration or repeal of the Charter, including the terms of the Series A Preferred Stock, that would alter only the contract rights, as expressly set forth in the Charter, of the Series A Preferred Stock, and the holders of any other classes or series of capital stock of the Corporation shall not be entitled to vote on any such amendment, alteration or repeal.  Any such amendment, alteration or repeal shall require the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock issued and outstanding at the time.  With respect to any amendment, alteration or repeal of the Charter, including the terms of the Series A Preferred Stock, that equally affects the terms of the Series A Preferred Stock and any Parity Preferred Stock upon which like voting rights have been conferred, the holders of shares of Series A Preferred Stock and such Parity Preferred Stock (voting together as a single class) also shall have the exclusive right to vote on any amendment, alteration or repeal of the Charter, including the terms of the Series A Preferred Stock, that would alter only the contract rights, as expressly set forth in the Charter, of the Series A Preferred Stock and such Parity Preferred Stock, and the holders of any other classes or series of capital stock of the Corporation shall not be entitled to vote on any such amendment, alteration or repeal.  Any such amendment, alteration or repeal shall require the affirmative vote or consent of the holders of two-thirds of the shares of Series A Preferred Stock and such Parity Preferred Stock issued and outstanding at the time.

7.            Restrictions on Transfer and Ownership of Series A Preferred Stock. The Series A Preferred Stock shall be subject to all of the provisions of Article VI of the Corporation’s Charter.

8.           Term.  The Series A Preferred Stock has no stated maturity date and shall not be subject to any sinking fund and is not subject to mandatory redemption.  The Corporation shall not be required to set aside funds to redeem the Series A Preferred Stock.

9.           Status of Redeemed, Repurchased or Converted Series A Preferred Stock.  All shares of Series A Preferred Stock redeemed, repurchased, converted or otherwise acquired in any manner by the Corporation shall be retired and shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series or class.

10.         Registration and Qualification Rights.  Holders of the Series A Preferred Stock and the Common Shares into which they are convertible (the “Conversion Shares”) pursuant to Section 5(b) (the “Automatic Conversion”) and Section 5(c) (the “Optional Conversion”) shall have the registration and qualification rights described in this Section 10.

(a)           Definitions.

(i)    “Automatic Conversion Holder” means a holder of Automatic Conversion Shares or Series A Preferred Stock.

(ii)    “Automatic Conversion Shares” means Conversion Shares that have resulted or may result from an Automatic Conversion.

(iii)    “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

(iv)    “Conversion Holder” means a holder of Conversion Shares or Series A Preferred Stock.

(v)    “Optional Conversion Holder” means a holder of Optional Conversion Shares or Series A Preferred Stock.

(vi)    “Optional Conversion Shares” means Conversion Shares that have resulted or may result from an Optional Conversion.

(vii)    “Partnership Agreement” means the limited partnership agreement of HC Government Realty Holdings, L.P., as the same may be amended, modified or restated from time to time.

(viii)    “Qualifiable Securities” means the Optional Conversion Shares; provided, however, that Optional Conversion Shares shall cease to be Qualifiable Securities when (A) an offering statement pursuant to Regulation A under the Securities Act shall have become qualified, and all such Optional Conversion Shares shall have been disposed of in accordance with such offering statement, (B) such Optional Conversion Shares have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Optional Conversion Shares become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, or (D) such Optional Conversion Shares have ceased to be outstanding.

(ix)    “Registrable Securities” means the Automatic Conversion Shares; provided, however, that Automatic Conversion Shares shall cease to be Registrable Securities when (A) a registration statement with respect to such Automatic Conversion Shares shall have become effective under the Securities Act, and all such Automatic Conversion Shares shall have been disposed of in accordance with such registration statement (B) such Automatic Conversion Shares have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Automatic Conversion Shares become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, or (D) such Automatic Conversion Shares have ceased to be outstanding.

(x)    “Voting Power” means voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

(b)           Registration Rights Upon Automatic Conversion.

(i)           Demand Rights.  For a period of two (2) years (the “Demand Period”) from and after the Initial Listing Date, an Automatic Conversion Holder shall have a one-time right to demand the Corporation file a registration statement on appropriate form (a “Demand Registration Statement”) covering the resale of all, but not less than all, of the demanding Automatic Conversion Holder’s Registrable Securities (the “Demand Right”).  An Automatic Conversion Holder must exercise the Demand Right within the Demand Period, or the Demand Right shall terminate.

(A)           Exercise of Demand Rights; Company Right to Aggregate.  To exercise the Demand Right, an Automatic Conversion Holder shall transmit a notice (the “Demand Notice”) to the Corporation on or prior to the expiration of the Demand Period stating such Automatic Conversion Holder’s exercise of the Demand Right and the intended method of disposition in connection with such Automatic Conversion Holder’s Registrable Securities, to the extent known.  Upon receipt of a Demand Notice, the Corporation may determine, in its sole discretion, to include all aggregate unregistered Registrable Securities held by the collective Automatic Conversion Holders (subject to the termination of the rights contained in this Section 10 pursuant to Section 10(i)) on such Demand Registration Statement.  If the Corporation makes such determination, then it shall send written notification to the Automatic Conversion Holders within fifteen (15) Business Days of its receipt of the Demand Notice.

(B)           If the Corporation receives a Demand Notice on or prior to the expiration of the Demand Period, the Corporation shall use its commercially reasonable efforts to file the Demand Registration Statement within ninety (90) days of the Corporation’s receipt of the Demand Notice.  The Corporation shall use its commercially reasonable efforts to (A) cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable thereafter; and (B) keep such Demand Registration Statement effective until the earlier of (i) the time that all the Registrable Securities covered by the Demand Registration Statement cease to be Registrable Securities or (ii) the date that is two (2) years from the date of effectiveness of such Demand Registration Statement.  The Company further agrees to supplement or amend the Demand Registration Statement and any related prospectus if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Demand Registration Statement and related prospectus to become usable as soon as thereafter practicable.

           (i)           Piggy-Back Registration.  If at any time during the Demand Period a Demand Registration Statement with respect to an Automatic Conversion Holder’s Registrable Securities is not effective, then such Automatic Conversion Holder may participate in a Piggy-Back Registration (as defined below) pursuant to this Section 10(b); provided that, if and so long as a Demand Registration Statement is on file and effective with respect to such Automatic Conversion Holder’s Registrable Securities, then the Corporation shall have no obligation to allow such Automatic Conversion Holder to participate in a Piggy-Back Registration.

(A)           If the Corporation proposes to file a registration statement under the Securities Act with respect to an underwritten equity offering by the Corporation for its own account or for the account of any of its respective securityholders of any class of security (other than (i) any registration statement filed by the Corporation under the Securities Act relating to an offering of Common Shares for its own account as a result of the exercise of the exchange rights set forth in the Partnership Agreement, (ii) any registration statement filed in connection with a demand registration or (iii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Corporation’s existing securityholders), then the Corporation shall give written notice of such proposed filing to the Automatic Conversion Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer each Automatic Conversion Holder the opportunity to register all, but not less than all of the Registrable Securities, held by such Automatic Conversion Holder (a “Piggy-Back Registration”). The Corporation shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

(B)            Notwithstanding anything contained herein, if in the opinion of the managing underwriter or underwriters of an offering described in Section 10(b) hereof, the (i) size of the offering that the Automatic Conversion Holders, the Corporation and such other Persons intend to make or (ii) kind of securities that the Automatic Conversion Holders, the Corporation and/or any other Persons intend to include in such offering are such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such underwriter’s opinion, the amount of securities to be offered for the accounts of Automatic Conversion Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that, in the case of a Piggy-Back Registration, if the securities are being offered for the account of other Persons as well as the Corporation, then with respect to the Registrable Securities intended to be offered by Automatic Conversion Holders, the proportion by which the amount of such class of securities intended to be offered by Automatic Conversion Holders is reduced shall not exceed the proportion by which the amount of such class of the securities intended to be offered by such other Persons is reduced; and (B) if the combination of the securities to be offered is the basis of such underwriter’s opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)) or (y) if the actions described in clause (x) would, in the judgment of the managing underwriter or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

(C)           For the avoidance of doubt, the rights to a Piggy-Back Registration contained in this Section 10(b) are intended to apply to any registration statement filed for an underwritten equity offering intended to close contemporaneously with the Initial Listing (the “Initial Listed Offering”).

(c)           Qualification Rights Upon Optional Conversion.

(i)           Demand Rights.  For a period of one (1) year (the “Optional Demand Period”) from and after the Optional Trigger Date, an Optional Conversion Holder shall have a one-time right to demand the Corporation file an offering statement on Form 1-A (or any successor form under Regulation A under the Securities Act) (a “Demand Offering Statement”) covering the resale of all, but not less than all, of the demanding Optional Conversion Holder’s Qualifiable Securities (the “Optional Demand Right”).  An Optional Conversion Holder must exercise the Optional Demand Right within the Optional Demand Period, or the Optional Demand Right shall terminate.

(A)           Exercise of Optional Demand Rights; Company Right to Aggregate.  To exercise the Optional Demand Right, an Optional Conversion Holder shall transmit a notice (the “Optional Demand Notice”) to the Corporation on or prior to the expiration of the Optional Demand Period stating such Optional Conversion Holder’s exercise of the Optional Demand Right and the intended method of disposition in connection with such Automatic Conversion Holder’s Qualifiable Securities, to the extent known.  Upon receipt of a Demand Notice, the Corporation may determine, in its sole discretion, to include all aggregate unqualified Qualifiable Securities held by the collective Optional Conversion Holders (subject to the termination of the rights contained in this Section 10 pursuant to Section 10(i)) on such Demand Offering Statement.  If the Corporation makes such determination, then it shall send written notification to the Optional Conversion Holders within fifteen (15) Business Days of its receipt of the Optional Demand Notice.

(B)           If the Corporation receives an Optional Demand Notice on or prior to the expiration of the Optional Demand Period, the Corporation shall use its commercially reasonable efforts to file the Demand Offering Statement within ninety (90) days of the Corporation’s receipt of the Optional Demand Notice.  The Corporation shall use its commercially reasonable efforts to (A) cause such Demand Offering Statement to be declared qualified by the Commission as soon as practicable thereafter; and (B) keep such Demand Offering Statement effective until the earlier of (i) the time that all the Qualifiable Securities covered by the Demand Offering Statement cease to be Qualifiable Securities or (ii) the date that is two (2) years from the date of qualification of such Demand Offering Statement.  The Company further agrees to supplement or amend the Demand Offering Statement and any related offering circular if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become qualified and such Demand Offering Statement and related offering circular to become usable as soon as thereafter practicable.

(ii)           No Automatic Conversion Holder shall receive the Optional Demand Right if the Initial Listing Date has occurred prior to the Optional Trigger Date.

(d)           Black-Out Periods.  Notwithstanding anything herein to the contrary, the Corporation shall have the right, exercisable from time to time by the Board, to require the Conversion Holders not to sell pursuant to a Demand Registration Statement, Demand Offering Statement or similar document under the Securities Act filed pursuant to Section 10(b) or Section 10(c) or to suspend the effectiveness or qualification thereof if at the time of the delivery of such notice the Board reasonably and in good faith has determined that such registration or qualification and offering, continued effectiveness or qualification, or sale would interfere materially with any material transaction involving the Corporation; provided, however, that in no event shall any black-out period extend for an aggregate period of more than 90 days in any 12-month period; and, further, provided that a material transaction for purposes of this Section 10(d) shall not include the Initial Listed Offering. The Corporation, as soon as practicable, shall (i) give the Conversion Holders prompt written notice in the event that the Company has suspended sales of the Registrable Securities and/or Qualifiable Securities pursuant to this Section 10(d), (ii) give the Conversion Holders prompt written notice of the completion of such material transaction and (iii) promptly file any amendment necessary to any Demand Registration Statement, Demand Offering Statement, offering circular or prospectus for the Registrable Securities or Qualifiable Securities, as applicable, in connection with the completion of such material transaction.

Upon receipt of any notice from the Corporation of the happening of any event of the kind described in this Section 10(c), each Conversion Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Demand Registration Statement relating to such Registrable Securities or disposition of Qualifiable Securities pursuant to the Demand Offering Statement relating to such Qualifiable Securities until such Conversion Holder’s receipt of the notice of completion of such material transaction.

(e)           Procedures.  In connection with the filing of the a Demand Registration Statement or Demand Offering Statement as provided by this Agreement, until the Registrable Securities cease to be Registrable Securities or the Qualifiable Securities cease to be Qualifiable Securities, as applicable, the Corporation shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i)           furnish to each Conversion Holder of the Conversion Shares being registered or qualified, without charge, such number of conformed copies of such Demand Registration Statement or Demand Offering Statement, as the case may be, and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Demand Registration Statement or offering circular contained in such Demand Offering Statement and any other prospectus or offering circular filed in conformity with the requirements of the Securities Act, as such Conversion Holder may reasonably request;

(ii)           register or qualify all Registrable Securities or Qualifiable Securities under such other securities or “blue sky” laws of such jurisdictions as the applicable Conversion Holder(s) and the underwriters, if any, of the Registrable Securities being registered or Qualifiable Securities being qualified shall reasonably request, but only to the extent legally required to do so, to keep such registration or qualification in effect for so long as such Demand Registration Statement or Demand Offering Statement remains in effect or qualified, as applicable, to allow the applicable Conversion Holder(s) to consummate the disposition in such jurisdiction of the so registered or qualified securities owned by the Conversion Holders, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 10(e)(ii) or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(iii)           notify the applicable Conversion Holder(s) at any time when the Corporation becomes aware during any period during which a prospectus for Registrable Securities or offering circular for Qualifiable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Demand Registration Statement or the offering circular included in such Demand Offering Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and file a supplement or prepare, file and obtain effectiveness or qualification, as applicable, of a post-effective amendment to the Demand Registration Statement or post-qualification amendment to the Demand Offering Statement and, at the request of the applicable Conversion Holder(s), furnish to such Conversion Holder(s) a reasonable number of copies of a supplement to, or an amendment of, such prospectus or offering circular as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or such Qualifiable Securities, such prospectus or offering circular shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(iv)           provide a transfer agent and registrar for: (A) all Registrable Securities covered by such Demand Registration Statement not later than the effective date of such Demand Registration Statement or (B) all Qualifiable Securities covered by such Demand Offering Statement not later than the qualification date of such Demand Qualification Statement;

(v)           list all Registrable Securities or Qualifiable Securities covered by such Demand Registration Statement or Demand Offering Statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such Registrable Securities or Qualifiable Securities that are reasonably within the control of the Corporation;

(vi)           in connection with any sale, transfer or other disposition by any Conversion Holder of any Registrable Securities or Qualifiable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such Conversion Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities or Qualifiable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities or Qualifiable Securities to be for such number of shares and registered in such name as such Conversion Holder may reasonably request in writing at least three Business Days prior to any sale of Registrable Securities or Qualifiable Securities pursuant to Rule 144;

(vii)           notify each applicable Conversion Holder, promptly after it shall receive notice thereof, of the time when such Demand Registration Statement or Demand Offering Statement, or any post-effective amendments to such Shelf Registration Statement or Demand Offering Statement, shall have become effective or qualified, as applicable, or a supplement to any prospectus forming part of such Demand Registration Statement or to any offering circular forming part of such Demand Offering Statement has been filed;

(viii)           notify each applicable Conversion Holder of any request by the Commission for the amendment or supplement of such Demand Registration Statement or Demand Offering Statement, prospectus or offering circular; and

(ix)           advise each applicable Conversion Holder, promptly after it shall receive notice or obtain actual knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such Demand Registration Statement or suspending the qualification of such Demand Offering Statement or the initiation or threatening of any proceeding for such purpose and use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal, if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration or qualification of the subject Registrable Securities or Qualifiable Securities in any state or other jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

Each Conversion Holder shall (i) upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 10(e)(iii) hereof, forthwith discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to any applicable Demand Registration Statement or Demand Offering Statement until such Conversion Holder’s receipt of the copies of the supplemented or amended prospectus or offering circular contemplated by Section 10(e)(iii) hereof; (ii) upon receipt of any notice from the Corporation of the happening of any event of the kind described in clause (A) of Section 10(e)(ix) hereof, discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to such Demand Registration Statement or Demand Offering Statement until such Holder’s receipt of the notice described in clause (C) of  Section 10(e)(ix) hereof, and (iii) upon receipt of any notice from the Corporation of the happening of any event of the kind described in clause (B) of Section 10(e)(ix) hereof, discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to such Demand Registration Statement or Demand Offering Statemen in the applicable state jurisdiction(s) until such Conversion Holder’s receipt of the notice described in clause (C) of Section 10(e)(ix) hereof.

(f)           Information Procedures. In connection with the filing of any registration statement or offering statement covering Registrable Securities or Qualifiable Securities, each Conversion Holder whose Registrable Securities or Qualifiable Securities are covered thereby shall furnish in writing to the Corporation such information regarding such Conversion Holder (and any of his, her or its Affiliates) of the Registrable Securities or Qualifiable Securities to be sold, the intended method of distribution of such Registrable Securities or such Qualifiable Securities, if then known, and such other information requested by the Corporation as is necessary or advisable for inclusion in the registration statement or offering statement relating to such offering pursuant to the Securities Act.

(g)           Market Stand-Off.  Each Conversion Holder shall not, to the extent requested by the Corporation or an underwriter of securities of the Corporation in connection with any public offering of the Corporation’s Common Shares or other equity securities, directly or indirectly sell, offer to sell (including, without limitation, any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities or Qualifiable Securities (other than to donees of the Conversion Holder) within fourteen days prior to, and for up to 90 days following, the effective date of a registration statement or offering statement of the Corporation filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Corporation’s securities (the “Stand-Off Period”); provided, however, that:

(i) with respect to any Stand-Off Period, such agreement to Stand-Off shall not be applicable to the Registrable Securities to be sold on the Conversion Holder’s behalf to the public in such underwritten offering pursuant;

(ii) all executive officers and directors of the Corporation then holding Common Shares shall enter into similar agreements;

(iii) the Corporation shall use commercially reasonable efforts to obtain similar agreements from each 5% or greater stockholder of the Corporation; and

(d) each Conversion Holder shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other 5% or greater stockholder of the Corporation that entered into similar agreements.

In order to enforce the foregoing covenant, the Corporation shall have the right to place restrictive legends on the certificates representing the Registrable Securities and Qualifiable Securities subject to this Section 10(g) and to impose stop transfer instructions with respect to the Registrable Securities and Qualifiable Securities of each Conversion Holder (and the Common Shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(h)           Indemnification.

(i) Indemnification by the Corporation.  The Corporation shall indemnify and hold harmless each Conversion Holder, its members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers, each underwriter, broker or any other Person on behalf of such Conversion Holder, and each Person, if any, who Controls such Conversion Holder, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) to which a Conversion Holder or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered and sold o under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in any offering statement under which such Qualifiable Securities were qualified and sold pursuant to Regulation A promulgated under the Securities Act, any preliminary offering circular or final offering circular contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by the Corporation that relate to any action or inaction by the Corporation in connection with such registration statement or offering statement, and the Corporation will reimburse such Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Corporation shall not be liable to, or required to indemnify, any Conversion Holder under this Section 10(h)(i) in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon, an untrue statement or alleged statement or omission or alleged omission made in such registration statement or offering statement, any such preliminary prospectus, preliminary offering circular, final prospectus, final offering circular summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by any such Conversion Holder or on such Conversion Holder’s behalf.  The indemnity contained in this Section 10(h)(i) shall remain in full force and effect regardless of any investigation made by or on behalf of a Conversion Holder or any such Controlling Person.

(ii) Indemnification by the Conversion Holders. In connection with any registration or qualification in which a Conversion Holder is participating, each such Conversion Holder shall indemnify and hold harmless the Corporation, each present or past member of the Board, each past or present officer, employee, retained professional, agent and investment adviser, each past or present external advisor or manager, of the Corporation, underwriter, broker or other Person acting on behalf of the Corporation, and each other Person, if any, who Controls any of the foregoing, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees), joint or several, to which the Corporation or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Conversion Holder or on such Conversion Holder’s behalf, (ii) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such offering statement, any preliminary offering circular or final offering circular contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Conversion Holder or on such Conversion Holder’s behalf or (iii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by such Conversion Holder.  Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any such Board member, officer, employee, agent, investment adviser or Controlling Person and shall survive the transfer of such securities by any Conversion Holder. The obligation of a Conversion Holder to indemnify will be several and not joint, among the Conversion Holders and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Conversion Holder from the sale of Registrable Securities pursuant to such registration statement, or the sale of Qualifiable Securities pursuant to such offering statement, except in the case of fraud or willful misconduct by such Holder.

(iii) Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 10(h), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 10(h), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party's prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. The indemnifying party shall not, without the consent of the indemnified party, consent to any judgment or settlement that (i) does not contain a full and unconditional release of the indemnified party from all liability concerning any claim or litigation; (ii) includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party; or (iii) commits any indemnified party to take, or hold back from taking, any action.

(iv) Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 10(h)(iii) hereof, or assumes such defense and thereafter does not diligently pursue the same to conclusion the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. The indemnification required by this Section 10(h) shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(i) Termination.  The rights of each Conversion Holder under this Section 10 shall terminate upon the date that all of the Registrable Securities and/or Qualifiable Securities held by such Conversion Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act. Notwithstanding the foregoing, the obligations of each Conversion Holder and the Corporation under Section 10(h) shall survive any such termination.

SECOND:  The shares of Series A Preferred Stock have been classified and designated by the Board under the authority contained in the Charter.

THIRD:  These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH:  The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 31st day of March, 2016.

ATTEST:	HC Government Realty Trust, Inc.,

/s/Robert R. Kaplan	By:	/s/ Robert R. Kaplan, Jr.______ (SEAL)
Name: Robert R. Kaplan	Name:	Robert R. Kaplan, Jr.
Title : Secretary	Title:	Vice President

HC GOVERNMENT REALTY TRUST, INC.

ARTICLES SUPPLEMENTARY ESTABLISHING AND FIXING THE RIGHTS AND PREFERENCES OF A SERIES OF PREFERRED STOCK

HC Government Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Under a power contained in Article V of the Articles of Incorporation of the Corporation (the “Charter”) and Section 2-208 of the Maryland General Corporation Law, the Board of Directors of the Corporation (the “Board”), by duly adopted resolutions, classified 2,050,000 shares of authorized but unissued preferred stock, $0.01 par value per share, of the Corporation as shares of 10.00% Series B Cumulative Convertible Preferred Stock, with the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption (which, upon any restatement of the Charter, may be made a part thereof, with any necessary or appropriate changes to the numeration or lettering of the sections or subsections hereof). Capitalized terms used but not defined herein shall have the meanings given to them in the Charter.

1.           Designation and Number. A series of Preferred Shares, designated the 10.00% Series B Cumulative Convertible Preferred Stock (the “Series B Preferred Stock”), is hereby established. The par value of the Series B Preferred Stock is $0.01 per share. The number of authorized shares of Series B Preferred Stock shall be 2,050,000.

2.           Rank. The Series B Preferred Stock, with respect to priority of payment of dividends and other distributions and rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, will rank (a) senior to all classes or series of Common Shares and to any other class or series of capital stock of the Corporation issued in the future, unless the terms of such stock expressly provide that it ranks senior to, or on parity with, the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (together with the Common Shares, the “Junior Stock”); (b) on a parity with the Corporation’s Series A Preferred Stock and any other class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks on a parity with the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (the “Parity Preferred Stock”); and (c) junior to any class or series of capital stock of the Corporation, the terms of which expressly provide that it ranks senior to the Series B Preferred Stock with respect to priority of payment of dividends and other distributions or rights upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (the “Senior Stock”), and to all existing and future debt obligations of the Corporation. The term “capital stock” does not include convertible or exchangeable debt securities.

3.           Dividends.

(a)           Subject to the preferential rights of the holders of Senior Stock with respect to priority of dividend payments, holders of shares of the Series B Preferred Stock are entitled to receive, when and as authorized by the Board and declared by the Corporation, out of funds legally available for the payment of dividends, preferential cumulative cash dividends. From the date of original issue of the Series B Preferred Stock (or the date of issue of any Series B Preferred Stock issued after such original issue date) the Corporation shall pay cumulative cash dividends on the Series B Preferred Stock at the rate of 10.00% per annum of the $10.00 liquidation preference per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock) plus the amount of previously accrued and unpaid dividends on the Series B Preferred Stock. Dividends on the Series B Preferred Stock shall accrue and be cumulative from (and including) the date of original issue or, with respect to any accrued dividends that have been paid in cash, the end of the most recent Dividend Period (as defined below) for which dividends on the Series B Preferred Stock have been paid in cash and shall be payable quarterly in arrears on January 5, April 5, July 5 and October 5 of each year or, if such date is not a Business Day, on the next succeeding Business Day, with the same force and effect as if paid on such date (each, a “Dividend Payment Date”). A “Dividend Period” is the respective period commencing on and including January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period and the Dividend Period during which any shares of Series B Preferred Stock shall be redeemed or otherwise acquired by the Corporation). Any dividend payable on the Series B Preferred Stock for any Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record of the Series B Preferred Stock as they appear in the stock records of the Corporation at the close of business on the 25th day of the month preceding the applicable Dividend Payment Date, i.e., December 25, March 25, June 25 and September 25 (each, a “Dividend Record Date”).

(b)           No dividends on shares of Series B Preferred Stock shall be authorized by the Board or declared by the Corporation or paid or set apart for payment by the Corporation at such time as the terms and provisions of any agreement of the Corporation, including any agreement relating to its indebtedness, prohibits such authorization, declaration, payment or setting apart for payment or provides that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization, declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c)           Notwithstanding the foregoing Section 3(b), dividends on the Series B Preferred Stock will accrue and, to the extent not paid in cash, compound quarterly on each Dividend Payment Date, whether or not the Corporation has earnings, whether there are funds legally available for the payment of such dividends and whether or not such dividends are authorized by the Board or declared by the Corporation. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Series B Preferred Stock which may be in arrears. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Stock and the shares of any class or series of Parity Preferred Stock, all dividends declared upon the Series B Preferred Stock and any class or series of Parity Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Series B Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the Series B Preferred Stock and such class or series of Parity Preferred Stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such Parity Preferred Stock does not have a cumulative dividend) bear to each other.

(d)           Except as provided in the immediately preceding paragraph, unless full cumulative and compounded dividends on the Series B Preferred Stock have been or contemporaneously are declared and paid in cash or declared and a sum sufficient for the payment thereof is set apart for payment for all past Dividend Periods that have ended, no dividends (other than a dividend in shares of Junior Stock or in options, warrants or rights to subscribe for or purchase any such shares of Junior Stock) shall be declared and paid or declared and set apart for payment nor shall any other distribution be declared and made upon the Junior Stock or the Parity Preferred Stock, nor shall any shares of Junior Stock or Parity Preferred Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock or Parity Preferred Stock) by the Corporation (except (i) by conversion into or exchange for Junior Stock, (ii) the purchase of shares of Series B Preferred Stock, Junior Stock or Parity Preferred Stock pursuant to the Charter to the extent necessary to preserve the Corporation’s qualification as a REIT or (iii) the purchase of shares of Parity Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series B Preferred Stock). Holders of shares of the Series B Preferred Stock shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative and compounding dividends on the Series B Preferred Stock as provided above. Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to such shares which remains payable.

4.           Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock are entitled to be paid out of the assets of the Corporation legally available for distribution to its stockholders, after payment of or provision for the Corporation’s debts and other liabilities, a liquidation preference of $10.00 per share (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock), plus an amount equal to any accrued and unpaid dividends (whether or not earned, authorized or declared) thereon to and including the date of payment, but without interest, before any distribution of assets is made to holders of Junior Stock. If the assets of the Corporation legally available for distribution to stockholders are insufficient to pay in full the liquidation preference on the Series B Preferred Stock and the liquidation preference on the shares of any class or series of Parity Preferred Stock, all assets distributed to the holders of the Series B Preferred Stock and any class or series of Parity Preferred Stock shall be distributed pro rata so that the amount of assets distributed per share of Series B Preferred Stock and such class or series of Parity Preferred Stock shall in all cases bear to each other the same ratio that the liquidation preference per share on the Series B Preferred Stock and such class or series of Parity Preferred Stock bear to each other. Written notice of any distribution in connection with any such liquidation, dissolution or winding up of the affairs of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Stock at the respective addresses of such holders as the same shall appear on the stock transfer records of the Corporation. Subject to the last sentence of this Section 4, after payment of the full amount of the liquidation distributions to which they are entitled, the holders of Series B Preferred Stock will have no right or claim to any of the remaining assets of the Corporation. The consolidation or merger of the Corporation with or into another entity, a merger of another entity with or into the Corporation, a statutory share exchange by the Corporation or a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business shall not be deemed to constitute a liquidation, dissolution or winding up of the affairs of the Corporation. In determining whether a distribution (other than upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation) by dividend, redemption or other acquisition of shares of stock of the Corporation or otherwise is permitted under the Maryland General Corporation Law, no effect shall be given to amounts that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series B Preferred Stock. Notwithstanding the above, for purposes of determining the amount each holder of shares of Series B Preferred Stock is entitled to receive with respect to a voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, each such holder of shares of Series B Preferred Stock shall be deemed to have converted (regardless of whether such holder actually converted) such holder’s shares of Series B Preferred Stock into Common Shares immediately prior to such liquidation event if, as a result of an actual conversion, such holder would receive, in the aggregate, an amount greater than the amount that would be distributed to such holder if such holder did not convert such shares of Series B Preferred Stock into Common Shares.

5.           Conversion.

(a)           Definitions. For purposes of this Section the following terms shall be defined as follows:

(i)           “Conversion Amount” means the number of Common Shares issuable to a holder of Series B Preferred Stock upon conversion pursuant to Section 5(b) or 5(c) hereof, as calculated pursuant to the following formula:

Conversion Amount = ((A*X1) + X2)/B)

where:

“A” means the Series B Original Issue Price.

“B” means the Series B Conversion Price in effect at the time of conversion;

“X1” means the number of shares of Series B Preferred Stock held by the applicable holder; and

“X2” means the aggregate accrued but unpaid dividends on the holder’s shares of Series B Preferred Stock as of the applicable conversion date according to Section 5(b) or 5(c).

(ii)           “DTC” means The Depository Trust Corporation or any successor entity.

(iii)           “Fair Market Value per Common Share” means the value of a single Common Share as mutually agreed upon by the Corporation and the holders of a majority of the shares of Series B Preferred Stock then outstanding, and, in the event that they are unable to reach agreement, by a third-party appraiser agreed to by the Corporation and the holders of a majority of the shares of Series B Preferred Stock then outstanding. Notwithstanding the foregoing, if the determination of the Fair Market Value per Common Share is being made in connection with (A) an Initial Listing, then the Fair Market Value per Common Share shall be the initial “Price to Public” per share specified in the final prospectus with respect to the offering in connection with such Initial Listing or (B) a Sale Transaction, then the Fair Market Value per Common Share shall be the value per Common Share to be realized in such pending transaction (including any contingent consideration receivable in connection therewith).

(iv)           “Initial Listing” shall mean the initial listing of the Corporation’s Common Shares for trading on the New York Stock Exchange, NYSE American, NASDAQ Stock Exchange, or any other national securities exchange.

(v)           “Initial Listing Date” shall mean the date of the Initial Listing.

(vi)           “Sale Transaction” means (A) the consolidation or merger of the Corporation with or into another entity or a merger of another entity with or into the Corporation except any such merger or consolidation involving the Corporation in which the shares of capital stock of the Corporation outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or (B) a sale, lease, transfer or conveyance of all or substantially all of the Corporation’s property or business.

(vii)           “Series B Original Issue Price” shall mean $10.00 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series B Preferred Stock.

(viii)           “Series B Conversion Price” shall mean the lesser of (A) $9.10 and (B) the Fair Market Value per Common Share. Such initial Series B Conversion Price under clause (A) above, and the Conversion Amount, shall be subject to adjustment as provided below.

(b)           Automatic Conversion on Listing.

(i)           All outstanding Shares of Series B Preferred Stock shall automatically convert into Common Shares upon the Initial Listing (the “Automatic Conversion”). Upon such Automatic Conversion, a holder of Series B Preferred Stock shall be issued a number of Common Shares equal to the Conversion Amount.

(ii)           The Corporation shall not issue fractional Common Shares upon the conversion of Shares of Series B Preferred Stock in accordance with this Section 5(b). Instead, the Corporation shall pay the cash value of such fractional shares based upon the initial listed price of its Common Shares.

(iii)           The Corporation shall notify each holder of Series B Preferred Stock of the Initial Listing at its notice address in the books and records of the Corporation or by presenting notice to the holder personally either (a) on the Initial Listing Date, or as soon as is practicable thereafter, or (b) if Corporation files a registration statement under the Securities Act for a public offering intended to close contemporaneously with the Initial Listing (an “IPO Registration Statement”), then as soon as is practicable after the initial filing of such registration statement. If notice is mailed, it shall be deemed given when deposited in the United States mail addressed to the holder at the holder’s address as appearing in the Corporation’s books and records, postage prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to a holder by an electronic transmission to any address or number of the holder at which the holder receives electronic communications. Within ten (10) Business Days following the date notice of the Initial Listing is given or deemed given, each holder of Series B Preferred Stock shall surrender to the Corporation at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates, if any, for the Shares of Series B Preferred Stock being converted. On the Initial Listing Date the Corporation shall, or shall cause its transfer agent to, (A) reflect the issuance of the Conversion Amount to which each holder of Series B Preferred Stock shall be entitled on the stock records of the Corporation, and (B) deliver or cause to be delivered certificates representing the number of validly issued, fully paid and non-assessable Common Shares, if then certificated, to which the holders of Shares of such Series B Preferred Stock, or any the transferee of a holder of such shares of Series B Preferred Stock, shall be entitled. Notwithstanding the date of receipt of any certificate or certificates representing the Series B Preferred Stock, this conversion shall be deemed to have been made at the close of business on the day preceding the Initial Listing Date so that the rights of the holder of Shares of Series B Preferred Stock as to the Shares being converted shall cease except for the right to receive the conversion value, and the person entitled to receive Common Shares shall be treated for all purposes as having become the record holder of those Common Shares at that time on that date.

(iv)           In lieu of the foregoing procedures, if the Series B Preferred Stock is held in global certificate form, the Corporation and holder shall comply with the procedures of DTC to convert the holder’s beneficial interest in respect of the Series B Preferred Stock represented by a global stock certificate of the Series B Preferred Stock.

(c)           Optional Conversion.

(i)           If the Initial Listing has not occurred as of March 31, 2020 (the “Optional Trigger Date”), then, holders of Shares of Series B Preferred Stock, at their option, may, at any time and from time to time after such date, convert all, but not less than all, of their outstanding Shares of Series B Preferred Stock into the Conversion Amount of Common Shares (the “Optional Conversion”).

(ii)           Following the Optional Trigger Date, Holders of Shares of Series B Preferred Stock may convert some or all of such shares by surrendering to the Corporation at its principal office or at the office of its transfer agent, as may be designated by the Board of Directors, the certificate or certificates, if any, for the Shares of Series B Preferred Stock to be converted, accompanied by a written notice stating that the Holder of Shares of Series B Preferred Stock elects to convert such Shares in accordance with the provisions described in this Section 5(c) and specifying the name or names in which the holder of shares of Series B Preferred Stock wishes the certificate or certificates, if any, for the Common Shares to be issued, if certificated. The date on which the Corporation has received all of the surrendered certificate or certificates, if any, the notice relating to the conversion shall be deemed the conversion date with respect to a Share of Series B Preferred Stock (the “Optional Conversion Date”). As promptly as practicable after the Optional Conversion Date with respect to any Shares of Series B Preferred Stock, the Corporation shall (A) reflect the issuance of such number of Common Shares to which the Holder of Shares of Series B Preferred Stock shall be entitled on the stock records of the Corporation, and (B) deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and non-assessable Common Shares, if then certificated, to which the Holder of Shares of such Series B Preferred Stock shall be entitled. This conversion shall be deemed to have been made at the close of business on the Optional Conversion Date so that the rights of the Holder of Shares of Series B Preferred Stock as to the shares being converted shall cease except for the right to receive the conversion value, and the person entitled to receive the Common Shares shall be treated for all purposes as having become the record holder of those Common Shares at that time on that date.

(iii)           In lieu of the foregoing procedures, if the Series B Preferred Stock is held in global certificate form, the Holder of Shares of Series B Preferred Stock must comply with the procedures of DTC to convert its beneficial interest in respect of the Series B Preferred Stock represented by a global stock certificate of the Series B Preferred Stock.

(d)           Taxes. The Corporation shall pay all documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of Common Shares upon conversion of any Shares of Series B Preferred Stock; provided that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Shares of Series B Preferred Stock in respect of which such shares are being issued.

(e)           Reserve. The Corporation shall reserve at all times so long as any shares of Series B Preferred Stock remain outstanding, free from preemptive rights, out of its treasury stock (if applicable) or its authorized but unissued Common Shares, or both, solely for the purpose of effecting the conversion of the Shares of Series B Preferred Stock, sufficient Common Shares to provide for the conversion of all outstanding Shares of Series B Preferred Stock, under either Section 5(b) or 5(c), or if it cannot do so, to use all reasonable efforts to effect an increase in the authorized Common Shares of the Corporation.

(f)           REIT Requirements. Notwithstanding anything herein to the contrary, no conversion shall be permitted or shall occur under Section 5(b) or 5(c) hereof with respect to any Holder of Series B Preferred Stock if such conversion would cause such Holder to violate the Aggregate Share Ownership Limit or Common Share Ownership Limit (as each is defined in Article IV of the Charter) or otherwise result in the Corporation failing to qualify as a REIT.

(g)           Validity. All Common Shares which shall be issued upon conversion of the Shares of Series B Preferred Stock will, upon issuance by the Corporation, be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause the contrary result.

(h)           Adjustment of Conversion Amount. The Conversion Amount shall be subject to adjustment from time to time as follows: if the Corporation shall (a) declare a dividend or make a distribution on its Common Shares in Common Shares or in any right to acquire Common Shares for no consideration, (b) subdivide or reclassify the outstanding Common Shares into a greater number of shares (by stock split, reclassification or otherwise than by payment of a dividend in Common Shares or in any right to acquire Common Shares), or (c) combine or reclassify the outstanding Common Shares into a smaller number of shares, the Conversion Amount in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination, or reclassification shall be proportionately adjusted so that the holder of any Shares of Series B Preferred Stock surrendered for conversion after such date shall be entitled to receive the number of Common Shares which he would have owned or been entitled to receive had such Shares of Series B Preferred Stock been converted immediately prior to such date. In the event that the Corporation shall declare or pay, without consideration, any dividend on the Common Shares payable in any right to acquire Common Shares for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Shares in an amount of Common Shares equal to the maximum number of Common Shares issuable upon exercise of such rights to acquire Common Shares. Successive adjustments in the Conversion Amount shall be made whenever any event specified above shall occur.

6.           Voting Rights.

(a)           Generally. Except as set forth in Section 6(b) and Section 6(c), the Shares of the Series B Preferred Stock shall vote alongside the Common Shares as one class. Each holder of Series B Preferred Stock shall have the right to one vote for each Common Share into which such share of Series B Preferred Stock could be converted on the record date for the vote or consent of stockholders, and, except as otherwise required by law, with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Shares.

(b)           Special Voting Rights.

(i)           So long as any Shares of Series B Preferred Stock remain outstanding, in addition to any other vote or consent of stockholders required by the Charter, the affirmative vote or consent of the holders of two-thirds of the outstanding Shares of Series B Preferred Stock and Parity Preferred Stock upon which like voting rights have been conferred (voting together as a single class) shall be required to authorize, create or issue, or increase the number of authorized or issued shares of, any class or series of Senior Stock or reclassify any authorized shares of capital stock of the Corporation into Senior Stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase Senior Stock.

(ii)           So long as any shares of Series B Preferred Stock remain outstanding, the holders of shares of Series B Preferred Stock also shall have the exclusive right to vote on any amendment, alteration or repeal of the Charter, including the terms of the Series B Preferred Stock, that would alter only the contract rights, as expressly set forth in the Charter, of the Series B Preferred Stock, and the holders of any other classes or series of capital stock of the Corporation shall not be entitled to vote on any such amendment, alteration or repeal. Any such amendment, alteration or repeal shall require the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock issued and outstanding at the time. With respect to any amendment, alteration or repeal of the Charter, including the terms of the Series B Preferred Stock, that equally affects the terms of the Series B Preferred Stock and any Parity Preferred Stock upon which like voting rights have been conferred, the holders of shares of Series B Preferred Stock and such Parity Preferred Stock (voting together as a single class) also shall have the exclusive right to vote on any amendment, alteration or repeal of the Charter, including the terms of the Series B Preferred Stock, that would alter only the contract rights, as expressly set forth in the Charter, of the Series B Preferred Stock and such Parity Preferred Stock, and the holders of any other classes or series of capital stock of the Corporation shall not be entitled to vote on any such amendment, alteration or repeal. Any such amendment, alteration or repeal shall require the affirmative vote or consent of the holders of two-thirds of the shares of Series B Preferred Stock and such Parity Preferred Stock issued and outstanding at the time.

(c)           Voting for Directors.

(i)           With respect to the election of members of the Board of Directors, so long as any shares of Series B Preferred Stock remain outstanding, a majority of the members of the Board of Directors shall be elected by the holders of a majority of the outstanding Shares of Series B Preferred Stock, voting as a separate class (the “Series B Preferred Directors”). All remaining member(s) of the Board of Directors shall be elected by the holders of a majority of the outstanding Shares of Preferred Shares and Common Shares, voting together as a single class.

(ii)           A Series B Preferred Director may be removed from the Board of Directors, either with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Shares of Series B Preferred Stock, voting as a separate class.

(iii)           If a vacancy on the Board of Directors is to be filled by the Board of Directors, only a director or directors elected by the same class of stockholders as those who would be entitled to vote to fill such vacancy, if any, shall vote to fill such vacancy. If there are no such directors, such vacancy shall be filled by the affirmative vote of the holders of a majority of the shares of that same class or classes of stockholders as those who would be entitled to vote to fill such vacancy.

(d)           the holders of the Series B Preferred Stock may take action or consent to any action by delivering a consent in writing or by electronic transmission of the holders of the Series B Preferred Stock entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of holders of the Series B Preferred Stock if the corporation gives notice of the action to each holder of the Series B Preferred Stock not later than 10 days after the effective time of the action.

7.           Restrictions on Transfer and Ownership of Series B Preferred Stock. The Series B Preferred Stock shall be subject to all of the provisions of Article VI of the Corporation’s Charter.

8.           Term. The Series B Preferred Stock has no stated maturity date and shall not be subject to any sinking fund and is not subject to mandatory redemption. The Corporation shall not be required to set aside funds to redeem the Series B Preferred Stock.

9.           Status of Redeemed, Repurchased or Converted Series B Preferred Stock. All shares of Series B Preferred Stock redeemed, repurchased, converted or otherwise acquired in any manner by the Corporation shall be retired and shall be restored to the status of authorized but unissued Preferred Shares, without designation as to series or class.

10.           Registration and Qualification Rights. Holders of the Series B Preferred Stock and the Common Shares into which they are convertible (the “Conversion Shares”) pursuant to the Automatic Conversion under Section 5(b) or the Optional Conversion under Section 5(c) shall have the registration and qualification rights described in this Section 10.

(a)           Definitions.

(i)           “Automatic Conversion Holder” means a holder of Automatic Conversion Shares or Series B Preferred Stock.

(ii)           “Automatic Conversion Shares” means Conversion Shares that have resulted or may result from an Automatic Conversion.

(iii)           “Control” (including the terms “Controlling,” “Controlled by” and “under common Control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person through the ownership of Voting Power, by contract or otherwise.

(iv)           “Conversion Holder” means a holder of Conversion Shares or Series B Preferred Stock.

(v)           “Optional Conversion Holder” means a holder of Optional Conversion Shares or Series B Preferred Stock.

(vi)           “Optional Conversion Shares” means Conversion Shares that have resulted or may result from an Optional Conversion.

(vii)           “Partnership Agreement” means the limited partnership agreement of HC Government Realty Holdings, L.P., as the same may be amended, modified or restated from time to time.

(viii)           “Qualifiable Securities” means the Optional Conversion Shares; provided, however, that Optional Conversion Shares shall cease to be Qualifiable Securities when (A) an offering statement pursuant to Regulation A under the Securities Act shall have become qualified, and all such Optional Conversion Shares shall have been disposed of in accordance with such offering statement, (B) such Optional Conversion Shares have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Optional Conversion Shares become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, or (D) such Optional Conversion Shares have ceased to be outstanding.

(ix)           “Registrable Securities” means the Automatic Conversion Shares; provided, however, that Automatic Conversion Shares shall cease to be Registrable Securities when (A) a registration statement with respect to such Automatic Conversion Shares shall have become effective under the Securities Act, and all such Automatic Conversion Shares shall have been disposed of in accordance with such registration statement (B) such Automatic Conversion Shares have been sold in accordance with Rule 144 (or any successor provision) under the Securities Act, (C) such Automatic Conversion Shares become eligible to be publicly sold without limitation as to amount or manner of sale pursuant to Rule 144 (or any successor provision) under the Securities Act, or (D) such Automatic Conversion Shares have ceased to be outstanding.

(x)           “Voting Power” means voting securities or other voting interests ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of board members or Persons performing substantially equivalent tasks and responsibilities with respect to a particular entity.

(b)           Registration Rights Upon Automatic Conversion.

(i)           Demand Rights. For a period of two (2) years (the “Demand Period”) from and after the Initial Listing Date, an Automatic Conversion Holder shall have a one-time right to demand that the Corporation file a registration statement on appropriate form (a “Demand Registration Statement”) covering the resale of all, but not less than all, of the demanding Automatic Conversion Holder’s Registrable Securities (the “Demand Right”). An Automatic Conversion Holder must exercise the Demand Right within the Demand Period, or the Demand Right shall terminate.

(A)           Exercise of Demand Rights; Company Right to Aggregate. To exercise the Demand Right, an Automatic Conversion Holder shall transmit a notice (the “Demand Notice”) to the Corporation on or prior to the expiration of the Demand Period stating such Automatic Conversion Holder’s exercise of the Demand Right and the intended method of disposition in connection with such Automatic Conversion Holder’s Registrable Securities, to the extent known. Upon receipt of a Demand Notice, the Corporation may determine, in its sole discretion, to include all aggregate unregistered Registrable Securities held by the collective Automatic Conversion Holders (subject to the termination of the Demand Right pursuant to Section 10(b)(i)) on such Demand Registration Statement. If the Corporation makes such determination, then it shall send written notification thereof to all Automatic Conversion Holders within fifteen (15) Business Days of its receipt of the Demand Notice.

(B)           If the Corporation receives a Demand Notice on or prior to the expiration of the Demand Period, the Corporation shall use its commercially reasonable efforts to file the Demand Registration Statement within ninety (90) days of the Corporation’s receipt of the Demand Notice. The Corporation shall use its commercially reasonable efforts to (A) cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable thereafter; and (B) keep such Demand Registration Statement effective until the earlier of (i) the time that all Registrable Securities covered by the Demand Registration Statement cease to be Registrable Securities or (ii) the date that is two (2) years from the date of effectiveness of such Demand Registration Statement. The Company further agrees to supplement or amend the Demand Registration Statement and any related prospectus if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become effective and such Demand Registration Statement and related prospectus to become usable as soon as thereafter practicable.

(ii)           Piggy-Back Registration. If at any time during the Demand Period a Demand Registration Statement with respect to an Automatic Conversion Holder’s Registrable Securities is not effective, then such Automatic Conversion Holder may participate in a Piggy-Back Registration (as defined below) pursuant to this Section 10(b); provided that, if and so long as a Demand Registration Statement is on file and effective with respect to such Automatic Conversion Holder’s Registrable Securities, then the Corporation shall have no obligation to allow such Automatic Conversion Holder to participate in a Piggy-Back Registration.

(A)           If the Corporation proposes to file a registration statement under the Securities Act with respect to an underwritten equity offering by the Corporation for its own account or for the account of any of its respective securityholders of any class of security (other than (i) any registration statement filed by the Corporation under the Securities Act relating to an offering of Common Shares for its own account as a result of the exercise of the exchange rights set forth in the Partnership Agreement, (ii) any registration statement filed pursuant to a Demand Right or (iii) a registration statement on Form S-4 or S-8 (or any substitute form that may be adopted by the Commission) or filed in connection with an exchange offer or offering of securities solely to the Corporation’s existing securityholders), then the Corporation shall give written notice of such proposed filing to the Automatic Conversion Holders as soon as practicable (but in no event less than ten (10) days before the anticipated filing date), and such notice shall offer each Automatic Conversion Holder the opportunity to register all, but not less than all of the Registrable Securities, held by such Automatic Conversion Holder, pursuant to such registration statement (a “Piggy-Back Registration”). The Corporation shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company included therein.

(B)           Notwithstanding anything contained herein, if in the opinion of the managing underwriter or underwriters of an offering described in Section 10(b) hereof, the (i) size of the offering that the Automatic Conversion Holders, the Corporation and such other Persons intend to make or (ii) kind of securities that the Automatic Conversion Holders, the Corporation and/or any other Persons intend to include in such offering are such that the success of the offering would be adversely affected by inclusion of the Registrable Securities requested to be included, then (A) if the size of the offering is the basis of such underwriter’s opinion, the amount of securities to be offered for the accounts of Automatic Conversion Holders shall be reduced pro rata (according to the Registrable Securities proposed for registration) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; provided that, in the case of a Piggy-Back Registration, if the securities are being offered for the account of other Persons as well as the Corporation, then with respect to the Registrable Securities intended to be offered by Automatic Conversion Holders, the proportion by which the amount of such class of securities intended to be offered by Automatic Conversion Holders is reduced shall not exceed the proportion by which the amount of such class of the securities intended to be offered by such other Persons is reduced; and (B) if the combination of the securities to be offered is the basis of such underwriter’s opinion, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (A) above (subject to the proviso in clause (A)) or (y) if the actions described in clause (x) would, in the judgment of the managing underwriter or underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

(C)           For the avoidance of doubt, the rights to a Piggy-Back Registration contained in this Section 10(b) are intended to apply to any registration statement filed for an underwritten equity offering intended to close contemporaneously with the Initial Listing (the “Initial Listed Offering”).

(c)           Qualification Rights Upon Optional Conversion.

(i)           Demand Rights. For a period of one (1) year (the “Optional Demand Period”) from and after the Optional Trigger Date, an Optional Conversion Holder shall have a one-time right to demand that the Corporation file an offering statement on Form 1-A (or any successor form under Regulation A under the Securities Act) (a “Demand Offering Statement”) covering the resale of all, but not less than all, of the demanding Optional Conversion Holder’s Qualifiable Securities (the “Optional Demand Right”). An Optional Conversion Holder must exercise the Optional Demand Right within the Optional Demand Period, or the Optional Demand Right shall terminate.

(A)           Exercise of Optional Demand Rights; Company Right to Aggregate. To exercise the Optional Demand Right, an Optional Conversion Holder shall transmit a notice (the “Optional Demand Notice”) to the Corporation on or prior to the expiration of the Optional Demand Period stating such Optional Conversion Holder’s exercise of the Optional Demand Right and the intended method of disposition in connection with such Optional Conversion Holder’s Qualifiable Securities, to the extent known. Upon receipt of a Demand Notice, the Corporation may determine, in its sole discretion, to include all aggregate unqualified Qualifiable Securities held by the collective Optional Conversion Holders (subject to the termination of the Demand Right pursuant to Section 10(c)(i)) on such Demand Offering Statement. If the Corporation makes such determination, then it shall send written notification thereof to all Optional Conversion Holders within fifteen (15) Business Days of its receipt of the Optional Demand Notice.

(B)           If the Corporation receives an Optional Demand Notice on or prior to the expiration of the Optional Demand Period, the Corporation shall use its commercially reasonable efforts to file the Demand Offering Statement within ninety (90) days of the Corporation’s receipt of the Optional Demand Notice. The Corporation shall use its commercially reasonable efforts to (A) cause such Demand Offering Statement to be declared qualified by the Commission as soon as practicable thereafter; and (B) keep such Demand Offering Statement qualified until the earlier of (i) the time that all the Qualifiable Securities covered by the Demand Offering Statement cease to be Qualifiable Securities or (ii) the date that is two (2) years from the date of qualification of such Demand Offering Statement. The Company further agrees to supplement or amend the Demand Offering Statement and any related offering circular if required by any applicable laws, rules, regulations or instructions, and to use its commercially reasonable efforts to cause any such amendment to become qualified and such Demand Offering Statement and related offering circular to become usable as soon as thereafter practicable.

(ii)           No Optional Conversion Holder shall receive the Optional Demand Right if the Initial Listing Date has occurred prior to the Optional Trigger Date.

(d)           Black-Out Periods. Notwithstanding anything herein to the contrary, the Corporation shall have the right, exercisable from time to time by the Board, to require the Conversion Holders not to sell pursuant to a Demand Registration Statement, Demand Offering Statement or similar document under the Securities Act filed pursuant to Section 10(b) or Section 10(c) hereof, or to suspend the effectiveness or qualification thereof if at the time of the delivery of such notice the Board reasonably and in good faith has determined that such registration or qualification and offering, continued effectiveness or qualification, or sale would interfere materially with any material transaction involving the Corporation; provided, however, that in no event shall any such black-out period extend for an aggregate period of more than 90 days in any 12-month period; and, further, provided that for purposes of this Section 10(d), a material transaction shall not include the Initial Listed Offering. The Corporation, as soon as practicable, shall (i) give the Conversion Holders prompt written notice in the event that the Company has suspended sales of the Registrable Securities and/or Qualifiable Securities pursuant to this Section 10(d), (ii) give the Conversion Holders prompt written notice of the completion of such material transaction and (iii) promptly file any amendment necessary to any Demand Registration Statement, Demand Offering Statement, offering circular or prospectus for the Registrable Securities or Qualifiable Securities, as applicable, in connection with the completion of such material transaction.

Upon receipt of any notice from the Corporation of the happening of any material transaction of the kind described in this Section 10(d), each Conversion Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Demand Registration Statement relating to such Registrable Securities or disposition of Qualifiable Securities pursuant to the Demand Offering Statement relating to such Qualifiable Securities until such Conversion Holder’s receipt of the notice of completion of such material transaction.

(e)           Procedures. In connection with the filing of a Demand Registration Statement or Demand Offering Statement as provided by these Articles Supplementary, until the Registrable Securities cease to be Registrable Securities or the Qualifiable Securities cease to be Qualifiable Securities, as applicable, the Corporation shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i)           furnish to each Conversion Holder of the Conversion Shares being registered or qualified, without charge, such number of conformed copies of such Demand Registration Statement or Demand Offering Statement, as the case may be, and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Demand Registration Statement or offering circular contained in such Demand Offering Statement and any other prospectus or offering circular filed in conformity with the requirements of the Securities Act, as such Conversion Holder may reasonably request;

(ii)           register or qualify all Registrable Securities or Qualifiable Securities under such other securities or “blue sky” laws of such jurisdictions as the applicable Conversion Holder(s) and the underwriters, if any, of the Registrable Securities being registered or Qualifiable Securities being qualified shall reasonably request, but only to the extent legally required to do so, to keep such registration or qualification in effect for so long as such Demand Registration Statement or Demand Offering Statement remains in effect or qualified, as applicable, to allow the applicable Conversion Holder(s) to consummate the disposition in such jurisdiction of the so registered or qualified securities owned by the Conversion Holders, except that the Corporation shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 10(e)(ii) or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;

(iii)           notify the applicable Conversion Holder(s) at any time when the Corporation becomes aware during any period during which a prospectus for Registrable Securities or offering circular for Qualifiable Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Demand Registration Statement or the offering circular included in such Demand Offering Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly prepare and file a supplement or prepare, file and obtain effectiveness or qualification, as applicable, of a post-effective amendment to the Demand Registration Statement or post-qualification amendment to the Demand Offering Statement and, at the request of the applicable Conversion Holder(s), furnish to such Conversion Holder(s) a reasonable number of copies of a supplement to, or an amendment of, such prospectus or offering circular as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities or such Qualifiable Securities, such prospectus or offering circular shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(iv)           provide a transfer agent and registrar for: (A) all Registrable Securities covered by such Demand Registration Statement not later than the effective date of such Demand Registration Statement or (B) all Qualifiable Securities covered by such Demand Offering Statement not later than the qualification date of such Demand Qualification Statement;

(v)           list all Registrable Securities or Qualifiable Securities covered by such Demand Registration Statement or Demand Offering Statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such Registrable Securities or Qualifiable Securities that are reasonably within the control of the Corporation;

(vi)           in connection with any sale, transfer or other disposition by any Conversion Holder of any Registrable Securities or Qualifiable Securities pursuant to Rule 144 promulgated under the Securities Act, cooperate with such Conversion Holder to facilitate the timely preparation and delivery of certificates representing the Registrable Securities or Qualifiable Securities to be sold and not bearing any Securities Act legend, and enable certificates for such Registrable Securities or Qualifiable Securities to be for such number of shares and registered in such name as such Conversion Holder may reasonably request in writing at least three Business Days prior to any sale of Registrable Securities or Qualifiable Securities pursuant to Rule 144;

(vii)           notify each applicable Conversion Holder, promptly after it shall receive notice thereof, of the time when such Demand Registration Statement or Demand Offering Statement, or any post-effective amendments to such Demand Registration Statement or Demand Offering Statement, shall have become effective or qualified, as applicable, or a supplement to any prospectus forming part of such Demand Registration Statement or to any offering circular forming part of such Demand Offering Statement has been filed;

(viii)           notify each applicable Conversion Holder of any request by the Commission for the amendment or supplement of such Demand Registration Statement or Demand Offering Statement, prospectus or offering circular; and

(ix)           advise each applicable Conversion Holder, promptly after it shall receive notice or obtain actual knowledge thereof, of (A) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such Demand Registration Statement or suspending the qualification of such Demand Offering Statement or the initiation or threatening of any proceeding for such purpose and use commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal, if such stop order, injunction or other order or requirement should be issued, (B) the suspension of the registration or qualification of the subject Registrable Securities or Qualifiable Securities in any state or other jurisdiction and (C) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension.

Each Conversion Holder shall (i) upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 10(e)(iii) hereof, forthwith discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to any applicable Demand Registration Statement or Demand Offering Statement until such Conversion Holder’s receipt of the copies of the supplemented or amended prospectus or offering circular contemplated by Section 10(e)(iii) hereof; (ii) upon receipt of any notice from the Corporation of the happening of any event of the kind described in clause (A) of Section 10(e)(ix) hereof, discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to such Demand Registration Statement or Demand Offering Statement until such Holder’s receipt of the notice described in clause (C) of Section 10(e)(ix) hereof, and (iii) upon receipt of any notice from the Corporation of the happening of any event of the kind described in clause (B) of Section 10(e)(ix) hereof, discontinue its disposition of Registrable Securities or Qualifiable Securities pursuant to such Demand Registration Statement or Demand Offering Statemen in the applicable state jurisdiction(s) until such Conversion Holder’s receipt of the notice described in clause (C) of Section 10(e)(ix) hereof.

(f)           Information Procedures. In connection with the filing of any registration statement or offering statement covering Registrable Securities or Qualifiable Securities, each Conversion Holder whose Registrable Securities or Qualifiable Securities are covered thereby shall furnish in writing to the Corporation such information regarding such Conversion Holder (and any of his, her or its Affiliates) of the Registrable Securities or Qualifiable Securities to be sold, the intended method of distribution of such Registrable Securities or such Qualifiable Securities, if then known, and such other information requested by the Corporation as is necessary or advisable for inclusion in the registration statement or offering statement relating to such offering pursuant to the Securities Act.

(g)           Market Stand-Off. Each Conversion Holder shall not, to the extent requested by the Corporation or an underwriter of securities of the Corporation in connection with any public offering of the Corporation’s Common Shares or other equity securities, directly or indirectly sell, offer to sell (including, without limitation, any short sale), grant any option or otherwise transfer or dispose of any Registrable Securities or Qualifiable Securities (other than to donees of the Conversion Holder) within fourteen days prior to, and for up to 90 days following, the effective date of a registration statement or offering statement of the Corporation filed under the Securities Act or the date of an underwriting agreement with respect to an underwritten public offering of the Corporation’s securities (the “Stand-Off Period”); provided, however, that:

(i)           with respect to any Stand-Off Period, such agreement to Stand-Off shall not be applicable to the Registrable Securities to be sold on the Conversion Holder’s behalf to the public in such underwritten offering;

(ii)           all executive officers and directors of the Corporation then holding Common Shares shall enter into similar agreements;

(iii)           the Corporation shall use commercially reasonable efforts to obtain similar agreements from each 5% or greater stockholder of the Corporation; and

(iv)           each Conversion Holder shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director or (iii) other 5% or greater stockholder of the Corporation that entered into similar agreements.

In order to enforce the foregoing covenant, the Corporation shall have the right to place restrictive legends on the certificates representing the Registrable Securities and Qualifiable Securities subject to this Section 10(g) and to impose stop transfer instructions with respect to the Registrable Securities and Qualifiable Securities of each Conversion Holder (and the Common Shares or securities of every other Person subject to the foregoing restriction) until the end of such period.

(h)           Indemnification.

(i)           Indemnification by the Corporation. The Corporation shall indemnify and hold harmless each Conversion Holder, its members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers, each underwriter, broker or any other Person on behalf of such Conversion Holder, and each Person, if any, who Controls such Conversion Holder, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) to which a Conversion Holder or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of, or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered and sold o under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of any material fact contained in any offering statement under which such Qualifiable Securities were qualified and sold pursuant to Regulation A promulgated under the Securities Act, any preliminary offering circular or final offering circular contained therein, or any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by the Corporation that relate to any action or inaction by the Corporation in connection with such registration statement or offering statement, and the Corporation will reimburse such Persons for any reasonable legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, liability, action or proceedings; provided, however, that the Corporation shall not be liable to, or required to indemnify, any Conversion Holder under this Section 10(h)(i) in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon, an untrue statement or alleged statement or omission or alleged omission made in such registration statement or offering statement, any such preliminary prospectus, preliminary offering circular, final prospectus, final offering circular summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Corporation by any such Conversion Holder or on such Conversion Holder’s behalf. The indemnity contained in this Section 10(h)(i) shall remain in full force and effect regardless of any investigation made by or on behalf of a Conversion Holder or any such Controlling Person.

(ii)           Indemnification by the Conversion Holders. In connection with any registration or qualification in which a Conversion Holder is participating, each such Conversion Holder shall indemnify and hold harmless the Corporation, each present or past member of the Board, each past or present officer, employee, retained professional, agent and investment adviser, each past or present external advisor or manager, of the Corporation, underwriter, broker or other Person acting on behalf of the Corporation, and each other Person, if any, who Controls any of the foregoing, together with the members, partners, officers, directors, managers, trustees, stockholders, employees, retained professionals, agents and investment advisers of such Controlling Person, against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees), joint or several, to which the Corporation or any such indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Conversion Holder or on such Conversion Holder’s behalf, (ii) any untrue statement or alleged untrue statement of a material fact in or omission or alleged omission to state a material fact from such offering statement, any preliminary offering circular or final offering circular contained therein, or any amendment or supplement thereto, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon information provided by such Conversion Holder or on such Conversion Holder’s behalf or (iii) any violation or alleged violation of the Securities Act or state securities laws or rules thereunder by such Conversion Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Corporation or any such Board member, officer, employee, agent, investment adviser or Controlling Person and shall survive the transfer of such securities by any Conversion Holder. The obligation of a Conversion Holder to indemnify will be several and not joint, among the Conversion Holders and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Conversion Holder from the sale of Registrable Securities pursuant to such registration statement, or the sale of Qualifiable Securities pursuant to such offering statement, except in the case of fraud or willful misconduct by such Holder.

(iii)           Notices of Claims, Etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 10(h), such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give prompt written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 10(h), except to the extent that the indemnifying party is actually and materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to assume the defense thereof, for itself, if applicable, together with any other indemnified party similarly notified, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. The indemnifying party shall not, without the consent of the indemnified party, consent to any judgment or settlement that (i) does not contain a full and unconditional release of the indemnified party from all liability concerning any claim or litigation; (ii) includes a statement about or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party; or (iii) commits any indemnified party to take, or hold back from taking, any action.

(iv)           Indemnification Payments. To the extent that the indemnifying party does not assume the defense of an action brought against the indemnified party as provided in Section 10(h)(iii) hereof, or assumes such defense and thereafter does not diligently pursue the same to conclusion the indemnified party (or parties if there is more than one) shall be entitled to the reasonable legal expenses of common counsel for the indemnified party (or parties). In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of such indemnifying party, which consent shall not be unreasonably withheld. The indemnification required by this Section 10(h) shall be made by periodic payments of the amount thereof during the course of an investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

(v)           Termination. The rights of each Conversion Holder under this Section 10 shall terminate upon the date that all of the Registrable Securities and/or Qualifiable Securities held by such Conversion Holder may be sold during any three-month period in a single transaction or series of transactions without volume limitations under Rule 144 (or any successor provision) under the Securities Act. Notwithstanding the foregoing, the obligations of each Conversion Holder and the Corporation under Section 10(h) shall survive any such termination.

SECOND:                                The shares of Series B Preferred Stock have been classified and designated by the Board under the authority contained in the Charter.

THIRD:                      These Articles Supplementary have been approved by the Board in the manner and by the vote required by law.

FOURTH:                                The undersigned acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its President and attested to by its Secretary on this 13th day of March, 2019.

ATTEST:	HC Government Realty Trust, Inc.,

/s/ Robert R. Kaplan	/s/ Robert R. Kaplan Jr.	(SEAL)
Name: Robert R. Kaplan	Name: Robert R. Kaplan Jr.
Title: Secretary	Title: President

EXHIBIT A-2

BYLAWS

(see attached)

HC GOVERNMENT REALTY TRUST, INC.

AMENDED AND RESTATED BYLAWS

Adopted as of March 13, 2019

ARTICLE I

OFFICES

Section 1.1 PRINCIPAL OFFICE. The principal office of HC Government Realty Trust, Inc. (the “Corporation”) in the State of Maryland shall be located at such place as the Board of Directors may designate.

Section 1.2 ADDITIONAL OFFICES. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 PLACE. All meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place as shall be set in accordance with these Bylaws and stated in the notice of the meeting.

Section 2.2 ANNUAL MEETING. An annual meeting of stockholders for the election of directors and the transaction of any business that properly comes before the meeting shall be held on the date and at the time and place set by the Board of Directors. Failure to hold an annual meeting shall not invalidate the Corporation’s existence or affect any otherwise valid acts of the Corporation.

Section 2.3 SPECIAL MEETINGS.

(a)           General. Each of the chairman of the Board of Directors and Board of Directors may call a special meeting of stockholders. Except as provided in paragraph (b)(4) of this Section 2.3, a special meeting of stockholders shall be held on the date and at the time and place set by the chairman of the Board of Directors or Board of Directors, whoever has called the meeting. Subject to paragraph (b) of this Section 2.3, a special meeting of stockholders also shall be called by the secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

(b)           Stockholder-Requested Special Meetings.

(1)           Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the secretary (the “Record Date Request Notice”) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder, each individual whom the stockholder proposes to nominate for election or reelection as a director and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of directors or the election of each such individual, as applicable, in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Maryland General Corporate Law (“MGCL”) Sections 2-502 and 2-504(f). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which a Record Date Request Notice is received by the secretary.

(2)           In order for any stockholder to request a special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the “Special Meeting Request”) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the “Special Meeting Percentage”) shall be delivered to the secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporation’s books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by each such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the secretary by registered mail, return receipt requested, and (e) be received by the secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation of the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the secretary.

(3)           The secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing or delivering the notice of the meeting (including the Corporation’s proxy materials). The secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (b)(2) of this Section 2.3, the secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

(4)           In the case of any special meeting called by the secretary upon the request of stockholders (a “Stockholder-Requested Meeting”), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the “Meeting Record Date”); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the secretary (the “Delivery Date”), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m., local time, on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for a Stockholder-Requested Meeting, the Board of Directors may consider such factors as it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (b)(3) of this Section 2.3.

(5)           If written revocations of the Special Meeting Request have been delivered to the secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting on the matter to the secretary: (i) if the notice of meeting has not already been delivered, the secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporation’s intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or (B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the secretary of a notice of a meeting shall be considered a request for a new special meeting.

(6)           The chairman of the Board of Directors or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been received by the secretary until the earlier of (i) five Business Days after actual receipt by the secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

(7)           For purposes of these Bylaws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

Section 2.4 NOTICE. Not less than ten nor more than 90 days before each meeting of stockholders, the secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholder’s residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

Subject to Section 2.11(a), any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice for such special meeting. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 2.11(c)(2)) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

Section 2.5 ORGANIZATION AND CONDUCT. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment or appointed individual, by the chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the vice chairman of the Board of Directors, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority, the secretary or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The secretary or, in the secretary’s absence, an assistant secretary or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chairman of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.6 QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation (the “Charter”) for the vote necessary for the approval of any matter. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time, and if from time to time, to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

Section 2.7 VOTING. Unless otherwise provided by statute or by the Charter, the affirmative vote of a plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Unless otherwise provided by statute or by the Charter, each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted, without any right to cumulative votes. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the Charter. Unless otherwise provided by statute or by the Charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 2.8 PROXIES. A holder of record of shares of stock of the Corporation may cast votes in person or by proxy executed by the stockholder or by the stockholder’s duly authorized agent in any manner permitted by law. Such proxy or evidence of authorization of such proxy shall be filed with the secretary of the Corporation before or at the meeting. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy.

Section 2.9 VOTING OF STOCK BY CERTAIN HOLDERS. Stock of the Corporation registered in the name of a corporation, partnership, trust, limited liability company or other entity, if entitled to be voted, may be voted by the president or a vice president, general partner, trustee or managing member thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such stock pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such stock. Any trustee or fiduciary may vote stock registered in the name of such person in the capacity of trustee or fiduciary, either in person or by proxy.

Shares of stock of the Corporation directly or indirectly owned by the Corporation shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.

The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the Corporation that any shares of stock registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth the class of stockholders who may make the certification, the purpose for which the certification may be made, the form of certification and the information to be contained in it; if the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. Upon receipt by the Corporation of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the holder of record of the specified stock in place of the stockholder who makes the certification.

Section 2.10 INSPECTORS. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. Except as otherwise provided by the chairman of the meeting, the inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 2.11 ADVANCE NOTICE OF STOCKHOLDER NOMINEES FOR DIRECTOR AND OTHER STOCKHOLDER PROPOSALS.

(a)           Annual Meetings of Stockholders.

(1)           Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in paragraph (a) of this Section 2.11 and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with paragraph (a) of this Section 2.11.

(2)           For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required under this Section 2.11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the notice provided under Section 2.4 hereof for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, in order for notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement, if any, of the date of such meeting is first made. The public announcement, if any, of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(3)           Such stockholder’s notice shall set forth:

(i)           as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to MGCL 2-502, 2-504, and 2-507 (including the Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director as needed);

(ii)           as to any other business that the stockholder proposes to bring before the meeting, a description of such business, the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

(iii)           as to the stockholder giving the notice, any Proposed Nominee and any Stockholder Associated Person,

(A)           the class, series and number of all shares of stock or other securities of the Corporation or any affiliate thereof (each, a “Company Security” and, collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

(B)           the nominee holder for, and number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

(C)           whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to, or during the last six months has engaged in, any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Company Securities or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof disproportionately to such person’s economic interest in the Company Securities, and

(D)           any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(iv)           as to the stockholder giving the notice, any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (a)(3) of this Section 2.11 and any Proposed Nominee,

(A)           the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

(B)           the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(v)           the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the Proposed Nominee or other business proposal prior to the date of such stockholder’s notice; and

(vi)           to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice.

(4)           Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a director that has not been disclosed to the Corporation and (b) will serve as a director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee required by the Corporation.

(5)           Notwithstanding anything in this paragraph (a) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the notice provided pursuant Section 2.4 hereof for the preceding year’s annual meeting, a stockholder’s notice required by paragraph (a) of this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement, if any, is first made by the Corporation.

(6)           For purposes of this Section 2.11, “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(b)           Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with paragraph (a) of Section 2.3 for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 2.11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 2.11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information required by paragraphs (a)(3) and (4) of this Section 2.11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement, if any, is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement, if any, of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

(c)           General. (1) If information submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 2.11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 2.11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.

(1)           Only such individuals who are nominated in accordance with this Section 2.11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 2.11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 2.11.

(2)           “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended or the requirements of Regulation A under the Securities Act of 1933, as amended (the “Securities Act”).

(3)           Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of MGCL and other laws of the state and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11.

Notwithstanding the foregoing, election of members of the Board of Directors by the holders of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 2.12 STOCKHOLDERS’ CONSENT IN LIEU OF MEETING. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting (a) if a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of proceedings of the stockholders, (b) if the action is advised by the Board of Directors and submitted to the stockholders for approval, and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders is delivered to the Corporation in accordance with the MGCL, or any successor statute, or (c) in any manner set forth in the terms of any class or series of preferred stock of the Corporation. The Corporation shall give notice of any action taken by less than unanimous consent to each stockholder not later than ten days after the effective time of such action.

Section 2.13 CONTROL SHARE ACQUISITION ACT. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the MGCL or any successor statute, shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

ARTICLE III

DIRECTORS

Section 3.1  GENERAL POWERS. The business and affairs of the Corporation shall be managed under the direction of its Board of Directors.

Section 3.2 NUMBER, TENURE AND RESIGNATION. At any regular meeting or at any special meeting called for that purpose, a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than the minimum number required by the MGCL, nor more than 15, and further provided that the tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3.3 ANNUAL AND REGULAR MEETINGS. An annual meeting of the Board of Directors shall be held immediately after and at the same place as the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 3.4 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by or at the request of the chairman of the Board of Directors or a majority of the directors then in office. The person or persons authorized to call special meetings of the Board of Directors may fix the time and place for any special meeting of the Board of Directors called by them. The Board of Directors may provide, by resolution, the time and place for the holding of special meetings of the Board of Directors without other notice than such resolution.

Section 3.5 NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or United States mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by United States mail shall be given at least three days prior to the meeting. Notice by courier shall be given at least two days prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by United States mail shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute, the Charter or these Bylaws.

Section 3.6 QUORUM. A majority of the directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, and provided further that if, pursuant to applicable law, the Charter or these Bylaws, the vote of a majority or other percentage of a particular group of directors is required for action, a quorum must also include a majority or such other percentage of such group.

The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum.

Section 3.7 VOTING. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Charter or these Bylaws.

Section 3.8 ORGANIZATION. At each meeting of the Board of Directors, the chairman of the Board of Directors or, in the absence of the chairman, the vice chairman of the Board of Directors, if any, shall act as chairman of the meeting. In the absence of both the chairman and vice chairman of the Board of Directors, the chief executive officer or, in the absence of the chief executive officer, the president or, in the absence of the president, a director chosen by a majority of the directors present shall act as chairman of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chairman of the meeting, shall act as secretary of the meeting.

Section 3.9 TELEPHONE MEETINGS. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 3.10 CONSENT BY DIRECTORS WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each director and is filed with the minutes of proceedings of the Board of Directors.

Section 3.11 VACANCIES. If, for any reason, any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder. Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock or the Charter, any vacancy on the Board of Directors, whether resulting from a director ceasing to be a director or from an increase in the number of directors constituting the Board of Directors, may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies or until his or her earlier death, resignation or removal.

Section 3.12  COMPENSATION. Directors shall not receive any stated salary for their services as directors but, by resolution of the Board of Directors, may receive compensation per year and/or per meeting and/or per visit to real property or other facilities owned or leased by the Corporation and for any service or activity they performed or engaged in as directors. Directors may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Board of Directors or of any committee thereof and for their expenses, if any, in connection with each property visit and any other service or activity they perform or engage in as directors; but nothing herein contained shall be construed to preclude any directors from serving the Corporation in any other capacity and receiving compensation therefor. Notwithstanding the foregoing, a director who is also an officer of the Corporation shall not receive additional compensation for such service as a director.

Section 3.13 RELIANCE. Each director and officer of the Corporation shall, in the performance of his or her duties with respect to the Corporation, be entitled to rely on any information, opinion, report or statement, including any financial statement or other financial data, prepared or presented by an officer or employee of the Corporation whom the director or officer reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person, as to a matter which the director or officer reasonably believes to be within the person’s professional or expert competence, or, with respect to a director, by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director reasonably believes the committee to merit confidence.

Section 3.14 RATIFICATION. The Board of Directors or the stockholders may ratify and make binding on the Corporation any action or inaction by the Corporation or its officers to the extent that the Board of Directors or the stockholders could have originally authorized the matter. Moreover, any action or inaction questioned in any stockholders’ derivative proceeding or any other proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of a director, officer or stockholder, non-disclosure, miscomputation, the application of improper principles or practices of accounting or otherwise, may be ratified, before or after judgment, by the Board of Directors or by the stockholders, and if so ratified, shall have the same force and effect as if the questioned action or inaction had been originally duly authorized, and such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned action or inaction.

Section 3.15 CERTAIN RIGHTS OF DIRECTORS AND OFFICERS. A director or officer of the Corporation shall have no responsibility to devote his or her full time to the affairs of the Corporation. Any director or officer, in his or her personal capacity or in a capacity as an affiliate, employee or agent of any other person, or otherwise, may have business interests and engage in business activities similar to, in addition to or in competition with those of or relating to the Corporation.

Section 3.16 EMERGENCY PROVISIONS. Notwithstanding any other provision in the Charter or these Bylaws, this Section 3.16 shall apply during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (iii) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV

 COMMITTEES

Section 4.1 NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 4.2 POWERS. The Board of Directors may delegate to committees appointed under Section 4.1 any of the powers of the Board of Directors, except as prohibited by law. Except as may be otherwise provided by the Board of Directors or prohibited by the charter of such committee, any committee may delegate some or all of its power and authority to one or more subcommittees, composed of one or more directors, as the committee deems appropriate in its sole and absolute discretion.

Section 4.3 MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or, in the absence of a chairman, any two members of any committee (if there are at least two members of the committee) may fix the time and place of its meeting unless the Board shall otherwise provide.

Section 4.4 TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 4.5 CONSENT BY COMMITTEES WITHOUT A MEETING. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by each member of the committee and is filed with the minutes of proceedings of such committee.

Section 4.6 VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V

 OFFICERS

Section 5.1 GENERAL PROVISIONS. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chairman of the Board of Directors, a vice chairman of the Board of Directors, a chief executive officer, one or more vice presidents, a chief operating officer, a chief financial officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors may from time to time elect such other officers with such powers and duties as it shall deem necessary or desirable. The officers of the Corporation shall be elected annually by the Board of Directors, except that the chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall serve until his or her successor is elected and qualifies or until his or her death, or his or her resignation or removal in the manner hereinafter provided. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 5.2 REMOVAL AND RESIGNATION. Any officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors if in its judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chairman of the Board of Directors, or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 5.3 VACANCIES. A vacancy in any office may be filled by the Board of Directors for the balance of the term.

Section 5.4 CHIEF EXECUTIVE OFFICER. The Board of Directors may designate a chief executive officer. In the absence of such designation, the chairman of the Board of Directors shall be the chief executive officer of the Corporation. The chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.5 CHIEF OPERATING OFFICER. The Board of Directors may designate a chief operating officer. The chief operating officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.6 CHIEF FINANCIAL OFFICER. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 5.7 CHAIRMAN OF THE BOARD. The Board of Directors may designate from among its members a chairman of the Board of Directors, who shall not, solely by reason of these Bylaws, be an officer of the Corporation. The Board of Directors may designate the chairman of the Board of Directors as an executive or non-executive chairman. The chairman of the Board of Directors shall preside over the meetings of the Board of Directors and over those meetings of the stockholders as may be required pursuant to the provisions of Article II, Section 5 of these Bylaws. The chairman of the Board of Directors shall perform such other duties as may be assigned to him or her by these Bylaws or the Board of Directors.

Section 5.8 PRESIDENT. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief operating officer by the Board of Directors, the president shall be the chief operating officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5.9 VICE PRESIDENTS. In the absence of the president or in the event of a vacancy in such office, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated at the time of their election or, in the absence of any designation, then in the order of their election) shall perform the duties of the president and when so acting shall have all the powers of and be subject to all the restrictions upon the president; and shall perform such other duties as from time to time may be assigned to such vice president by the chief executive officer, the president or the Board of Directors. The Board of Directors may designate one or more vice presidents as executive vice president, senior vice president, or vice president for particular areas of responsibility.

Section 5.10 SECRETARY. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors.

Section 5.11 TREASURER. The treasurer shall (a) have the custody of the funds and securities of the Corporation, (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, (c) deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors, (d) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, (e) render to the president and the Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation, and (f) in general, perform such other duties as from time to time may be assigned to him or her by the chief executive officer, the president or the Board of Directors. In the absence of a designation of a chief financial officer by the Board of Directors, the treasurer shall be the chief financial officer of the Corporation.

Section 5.12 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the chief executive officer, the president or the Board of Directors.

Section 5.13 COMPENSATION. The compensation of the officers shall be fixed from time to time by or under the authority of the Board of Directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director.

ARTICLE VI

 CONTRACTS, CHECKS AND DEPOSITS

Section 6.1 CONTRACTS. The Board of Directors may authorize any officer or agent to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. Any agreement, deed, mortgage, lease or other document shall be valid and binding upon the Corporation when duly authorized or ratified by action of the Board of Directors and executed by an authorized person.

Section 6.2 CHECKS AND DRAFTS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

Section 6.3 DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer or any other officer designated by the Board of Directors may determine.

ARTICLE VII

 STOCK

Section 7.1 CERTIFICATES. Except as may be otherwise provided by the Board of Directors, stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. In the event that the Corporation issues shares of stock represented by certificates, such certificates shall be in such form as prescribed by the Board of Directors or a duly authorized officer, shall contain the statements and information required by the MGCL and shall be signed by the officers of the Corporation in any manner permitted by the MGCL. In the event that the Corporation issues shares of stock without certificates, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates. There shall be no differences in the rights and obligations of stockholders based on whether or not their shares are represented by certificates.

Section 7.2 TRANSFERS. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The issuance of a new certificate upon the transfer of certificated shares is subject to the determination of the Board of Directors that such shares shall no longer be represented by certificates. Upon the transfer of any uncertificated shares, to the extent then required by the MGCL, the Corporation shall provide to the record holders of such shares a written statement of the information required by the MGCL to be included on stock certificates.

The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Maryland.

Notwithstanding the foregoing, transfers of shares of any class or series of stock will be subject in all respects to the Charter and all of the terms and conditions contained therein.

Section 7.3 REPLACEMENT CERTIFICATE. Any officer of the Corporation may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated; provided, however, if such shares have ceased to be certificated, no new certificate shall be issued unless requested in writing by such stockholder and the Board of Directors has determined that such certificates may be issued. Unless otherwise determined by an officer of the Corporation, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

Section 7.4 FIXING OF RECORD DATE. The Board of Directors may set, in advance, a record date for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or determining stockholders entitled to receive payment of any dividend or the allotment of any other rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than 90 days and, in the case of a meeting of stockholders, not less than ten days, before the date on which the meeting or particular action requiring such determination of stockholders of record is to be held or taken.

When a record date for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders has been set as provided in this section, such record date shall continue to apply to the meeting if adjourned or postponed, except if the meeting is adjourned or postponed to a date more than 120 days after the record date originally fixed for the meeting, in which case a new record date for such meeting shall be determined as set forth herein.

Section 7.5 STOCK LEDGER. The Corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder.

Section 7.6 FRACTIONAL STOCK; ISSUANCE OF UNITS. The Board of Directors may authorize the Corporation to issue fractional shares of stock or authorize the issuance of scrip, all on such terms and under such conditions as it may determine. Notwithstanding any other provision of the Charter or these Bylaws, the Board of Directors may authorize the Corporation to issue units consisting of different securities of the Corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the Corporation, except that the Board of Directors may provide that for a specified period securities of the Corporation issued in such unit may be transferred on the books of the Corporation only in such unit.

ARTICLE VIII

 ACCOUNTING YEAR

The Board of Directors shall have the power, from time to time, to fix the fiscal year of the Corporation by a duly adopted resolution.

ARTICLE IX

 DISTRIBUTIONS

Section 9.1 AUTHORIZATION. Dividends and other distributions upon the stock of the Corporation may be authorized by the Board of Directors and declared by the Corporation, subject to the provisions of law and the Charter. Dividends and other distributions may be paid in cash, property or stock of the Corporation, subject to the provisions of law and the Charter.

Section 9.2 CONTINGENCIES. Before payment of any dividends or other distributions, there may be set aside out of any assets of the Corporation available for dividends or other distributions such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE X

 INVESTMENT POLICY

Subject to the provisions of the Charter, the Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Corporation as it shall deem appropriate in its sole discretion.

ARTICLE XI

 SEAL

Section 11.1 SEAL. The Board of Directors may authorize the adoption of a seal by the Corporation. The seal shall contain the name of the Corporation and the year of its incorporation and the words “Incorporated Maryland.” The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

Section 11.2 AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word “(SEAL)” adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE XII

 INDEMNIFICATION AND ADVANCE OF EXPENSES

To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the Charter and these Bylaws shall vest immediately upon election of a director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, resolution, insurance, agreement or otherwise.

Neither the amendment nor repeal of this Article XII, nor the adoption or amendment of any other provision of the Charter or these Bylaws inconsistent with this Article XII, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

ARTICLE XIII

 WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Charter or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XIV

 AMENDMENT OF BYLAWS

The Board of Directors shall have the exclusive power to adopt, alter or repeal any provision of these Bylaws and to make new Bylaws.